                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]      Preliminary Proxy Statement
[ ]      Confidential, for use of the Commission only
         (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         PRECISION RESPONSE CORPORATION
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1) Title of each class of securities to which transaction applies:

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         2) Aggregate number of securities to which transaction applies:

-------------------------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

-------------------------------------------------------------------------------
         4) Proposed maximum aggregate value of transaction:

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         5) Total fee paid:

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[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

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         2)       Form, Schedule or Registration Statement No.:

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         3)       Filing Party:

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         4)       Date Filed:

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

                         PRECISION RESPONSE CORPORATION
                             1505 N.W. 167th Street
                              Miami, Florida 33169

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          to be held on June 21, 1999

To the Shareholders of Precision Response Corporation:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Precision Response Corporation (the "Company") will be held at Don Shula's Hotel, 6842 Main Street, Miami Lakes, Florida 33014, on Monday, June 21, 1999, at 10:00 a.m. (Eastern time) for the following purposes:

         1. To elect seven directors of the Company to serve for a one-year term expiring in 2000;

         2. To approve an amendment to the Company's Amended and Restated 1996 Incentive Stock Plan, as amended (the "Employee Stock Plan"), increasing the number of shares of the Company's common stock reserved for issuance under the Employee Stock Plan from 4,000,000 shares to 4,750,000 shares, subject to any future antidilution adjustments; and

         3. To approve the amendment and restatement in its entirety of the Company's 1996 Nonemployee Director Stock Option Plan (the "Director Stock Plan"); and

         4. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

    These items are fully discussed in the following pages, which are made part of this Notice. The Board of Directors has fixed the close of business on Wednesday, April 28, 1999, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.

   All shareholders are cordially invited to attend the Annual Meeting in person. However, if you are unable to attend in person and wish to have your shares voted, PLEASE FILL IN, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. In the event you decide to attend the meeting, you may, if so desired, revoke the proxy and vote your shares in person.


                                       By Order of the Board of Directors



                                       /s/ Richard D. Mondre
                                       -----------------------------------------
                                       Richard D. Mondre
                                       EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL
                                       AND SECRETARY

Miami, Florida
April 30, 1999

                         PRECISION RESPONSE CORPORATION
                             1505 N.W. 167th Street
                              Miami, Florida 33169

                      -----------------------------------

                                PROXY STATEMENT

                      -----------------------------------

                              GENERAL INFORMATION

   The enclosed proxy is solicited by the Board of Directors (the "Board") of Precision Response Corporation ("PRC" or the "Company") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at Don Shula's Hotel, 6842 Main Street, Miami Lakes, Florida 33014, on Monday, June 21, 1999, at 10:00 a.m. (Eastern time), and any postponement or adjournment thereof, for the purposes set forth in the attached notice. A form of proxy is enclosed herewith. Any shareholder who executes and delivers the proxy may revoke it at any time prior to its use.

   The cost of this solicitation will be borne by the Company. In addition to the solicitation of proxies by mail, directors, officers and employees of the Company may solicit proxies by telephone, telegram, personal interview or other means without additional compensation or remuneration therefor. Brokers, dealers, banks, voting trusts, custodians and other institutions and their nominees, who are holders of shares of the Company's common stock (the "Common Stock") on the Record Date referred to below, will be requested to forward the soliciting material to the beneficial owners of such shares of Common Stock and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse such institutions for their reasonable expenses in forwarding proxy material to their beneficial owners.

   The Company's Annual Report to Shareholders for 1998 is being mailed with this Proxy Statement to shareholders entitled to vote at the Annual Meeting. The Company intends to commence its distribution of this Proxy Statement and the proxy on or about May 4, 1999.

                               VOTING PROCEDURES

VOTING AND REVOCABILITY OF PROXIES

   When proxies are properly dated, executed and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions marked thereon. If no specific instructions are given, the shares will be voted (1) FOR the election of the seven nominees of the Board set forth herein, (2) FOR the approval of the amendment to the Company's Amended and Restated 1996 Incentive Stock Plan, as amended (the "Employee Stock Plan") and
(3) FOR the amendment and restatement in its entirety of the Company's 1996 Nonemployee Director Stock Option Plan (the "Director Stock Plan"). A shareholder giving a proxy has the power to revoke it at any time prior to its exercise by voting in person at the Annual Meeting, by giving written notice of revocation to the Secretary prior to the Annual Meeting or by giving a later dated proxy at any time before voting at the Annual Meeting.

   Each share of Common Stock outstanding on the Record Date referred to below will be entitled to one vote on all matters. The affirmative vote of a plurality of the votes cast is required for the election of directors. The affirmative vote of a majority of the votes cast is required for the approval of the amendments to the Employee Stock Plan and the Director Stock Plan. Abstentions and broker non-votes will not be included in vote totals and will have no effect on the outcome of the vote.

RECORD DATE AND SHARE OWNERSHIP

   Only shareholders of record at the close of business on Wednesday, April 28, 1999 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting. Presence in person or by proxy of a majority of the shares of Common Stock outstanding on the Record Date is required for a quorum. As of the close of business on the Record Date, there were 21,549,000 shares of common stock outstanding. Mark J. Gordon and David L. Epstein, the controlling shareholders of PRC, are the Chairman of the Board and Chief Executive Officer, respectively, of the Company.

                        DIRECTORS AND EXECUTIVE OFFICERS

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

  Set forth below is a list (as of April 26, 1999) of the names of the directors and executive officers of the Company, their respective ages and their respective positions with the Company. The terms of the directors expire annually upon the holding of the Annual Meeting.


               NAME                    AGE                                    POSITION
   -----------------------------     ---------    ------------------------------------------------------------------
   Mark J. Gordon                       51        Chairman of the Board
   David L. Epstein                     35        Director and Chief Executive Officer
   Richard D. Mondre                    54        Director, Executive Vice President, General Counsel and Secretary
   Wesley T. O'Brien                    43        President and Chief Operating Officer
   Richard N. Ferry, Jr.                47        Executive Vice President - Business Development
   Paul M. O'Hara                       53        Executive Vice President - Finance and Chief Financial Officer
   James R. Weber                       51        Senior Vice President - Operations
   Frank Modrak                         44        Senior Vice President - Sales
   Michael P. Miller                    38        Senior Vice President - Information Services and Chief
                                                  Information Officer
   Robert K. Tenzer                     38        Senior Vice President - Human Resources
   Thomas F. Jennings, Jr.              39        Vice President and Controller
   Joseph E. Gillis                     42        Vice President and Treasurer
   Bernard J. Kosar, Jr.                35        Senior Advisor and Director
   Neil A. Natkow                       52        Director
   Richard N. Krinzman                  51        Director
   Christian Mustad                     61        Director

  The following sets forth the background of each of the Company's directors and executive officers, including the principal occupation of those individuals for at least the past five years:

  MARK J. GORDON joined the Company in 1984 and became a director at that time. Mr. Gordon served as the Company's Chief Executive Officer from 1985 to November 1998. Since April 1996 to date, Mr. Gordon has served as Chairman of the Board.

  DAVID L. EPSTEIN joined the Company in 1982 and was named Executive Vice President in 1984, President in 1985 and Chief Executive Officer in November 1998. Mr. Epstein became a director of the Company in April 1996.

  RICHARD D. MONDRE joined the Company in March 1996 as Executive Vice President, General Counsel and Secretary. He became a director of the Company in May 1996. From January 1983 to March 1996, Mr. Mondre was a partner at the law firm of Rubin Baum Levin Constant Friedman & Bilzin ("Rubin Baum"), which served as the Company's regular outside counsel until January 31, 1998. As of February 1, 1998, the successor firm to Rubin Baum, Bilzin Sumberg Dunn Price & Axelrod LLP ("BSDPA"), commenced serving as the Company's regular outside counsel. After joining the Company, Mr. Mondre remained "Of Counsel" to Rubin Baum and is currently "Of Counsel" to BSDPA.

  WESLEY T. O'BRIEN became President and Chief Operating Officer of the Company in November 1998. From October 1995 until joining the Company, Mr. O'Brien was the Chief Executive Officer and President of Trescom International Communications Corporation, an international and long distance communications company. Prior to that position, Mr. O'Brien was employed for approximately twelve years with MCI Communications Corporation, a long distance telecommunications company, where he served in various executive capacities.

  RICHARD N. FERRY, JR. joined the Company in November 1994 as Vice President - Business Development, was appointed Senior Vice President in that position in May 1996 and was appointed Executive Vice President in that position in November 1997. Additionally, Mr. Ferry was appointed as President of prcnetcare.com, Inc., a new subsidiary of the Company, in February 1999. From November 1993 to November 1994, Mr. Ferry was a principal of Virtual Marketing International, providing consulting services to a number of companies, including many of the Company's competitors in the teleservicing and direct marketing industries. From November 1991 to November 1993, Mr. Ferry was the Director of Marketing Services at Century Telecommunications, a provider of telephone services, and from September 1984 until November 1991, Mr. Ferry was the Vice President of Operations for Advanced Telemarketing Corp., a provider of teleservices.

  PAUL M. O'HARA joined the Company in August 1996 as Senior Vice President - Finance and Chief Financial Officer. Mr. O'Hara was appointed as Executive Vice President - Finance in November 1998. From March 1994 until joining the Company, Mr. O'Hara was Executive Vice President and Chief Financial Officer of Sunbeam Corp., a consumer products company. From April 1988 to March 1994, Mr. O'Hara was Executive Vice President and Chief Financial Officer of Fruit of the Loom, Inc., an apparel manufacturer.

  JAMES R. WEBER joined the Company in June 1996 as Senior Vice President - Telemarketing Operations and was formally appointed as an executive officer in November 1996. Mr. Weber was appointed Senior Vice President Operations in October 1998. From August 1994 until joining the Company, Mr. Weber was Senior Vice President - Operations for SafeCard Services, Inc., a credit card protection company. From June 1992 to August 1994, Mr. Weber worked with MCI Telecommunications, a telecommunications company, initially as a Center Director and then as Regional Director for the western region. From March 1985 to May 1992, Mr. Weber held a number of positions with American Express Company, a financial services company, including that of Director for its telephone service center and card issuance division.

  FRANK MODRAK joined the Company in January 1996 as Vice President - Sales. Mr. Modrak was appointed Senior Vice President - Sales in November 1998. From 1987 until joining the Company, Mr. Modrak was the National Director of Customer Service and Sales for Cox Communications, a cable communications company.

  MICHAEL P. MILLER joined the Company in April 1999 as Senior Vice President - Information Services and Chief Information Officer. From July 1997 until December 1998, Mr. Miller was the Senior Vice President and Chief Technology Officer for IQI, Inc., a telemarketing company located in Los Angeles, California, which has merged with ATC Communications to form Aegis Communications Group, Inc. From August 1995 until March 1997, Mr. Miller was the Chief Information Officer for Softbank Exposition and Conference Company, a trade show production and management company and a division of Softbank, Inc. of Tokyo, Japan, and from January 1992 until July 1995, Mr. Miller was employed by The Gap, Inc., an apparel retailer and manufacturer, where he served as the Senior Director of Management Information Systems and, prior to that position, as Director of Network Design and Engineering. Mr. Miller also has managed a consulting firm that he originally founded in 1986, initially providing custom software to the medical, dental and legal professions and later information technology services to a wide variety of clients in the retail, banking and manufacturing sectors.

  ROBERT K. TENZER joined the Company in September 1994 as Director of Human Resources. Mr. Tenzer was appointed Vice President of Human Resources in May 1997 and Senior Vice President in September 1997. From September 1984 until joining the Company, Mr. Tenzer was a Director of Human Resources and Store Operations for Neiman Marcus, a clothing and specialty items retailer. Mr. Tenzer has a Masters of Science in Human Resources Management.

  THOMAS F. JENNINGS, JR. joined the Company in March 1997 as Controller and was formally appointed Vice President, Controller and Principal Accounting Officer in May 1997. From July 1994 until joining the Company, Mr. Jennings was Vice President and Chief Financial Officer for the Music Division of Blockbuster Entertainment. From March 1993 to July 1994, Mr. Jennings was Controller for the Domestic Consumer Division of Blockbuster Entertainment. From September 1981 to joining Blockbuster Entertainment, Mr. Jennings was employed by the public accounting firm of PricewaterhouseCoopers LLP (formerly, Coopers & Lybrand LLP). Mr. Jennings is a Certified Public Accountant.

  JOSEPH E. GILLIS joined the Company in November 1994 as Chief Financial Officer and Treasurer, continues to serve as Treasurer and was appointed a Vice President in May 1997. From October 1993 until joining the Company, Mr. Gillis was Chief Financial Officer of William Schneider, Inc., a jewelry manufacturer. From June 1989 to October 1993, Mr. Gillis was Vice President of Finance for the Vertical Blinds Division of Hunter Douglas, Inc., a manufacturer of window coverings, or its predecessor, Profile Corp. Mr. Gillis is a Certified Public Accountant.

  BERNARD J. KOSAR, JR. was appointed a director of the Company in October 1996. Mr. Kosar is currently employed by the Company as a Senior Advisor, in which, among other functions, he advises executives of the Company on general sales and client matters and participates in client relations. Mr. Kosar served as Senior Vice President - Client Relations for the Company from January 1997 to September 1998. From January 1995 until joining the Company, Mr. Kosar had served as a consultant to the Company. Since July 1985 until his retirement in 1997, Mr. Kosar had been a quarterback in the National Football League and most recently with the Miami Dolphins. Mr. Kosar is also a director and majority owner of Tidewater Management Group, Inc., a franchisee for a national food chain, and Bernie Kosar Greeting Card Company, a distributor of greeting cards.

  NEIL A. NATKOW was appointed a director of the Company in October 1996. Dr. Natkow served as Senior Vice President - Health Care for the Company from February 1997 to October 1997. Upon leaving the Company, Dr. Natkow became President and Chief Executive Officer of NAN II, Inc., a Florida corporation which is the general partner of PhyTrust, Ltd., a Florida management services organization. From December 1993 until his retirement in October 1995, Dr. Natkow served as an executive officer of PCA Health Plans of Florida, a health maintenance organization, most recently as its Chief Executive Officer. From August 1992 to December 1993, Dr. Natkow was the President and Chief Executive Officer of Family Health Plan, a health maintenance organization, and, from June 1987 to July 1992, Dr. Natkow was the Vice President for Professional Affairs at Southeastern University for Health Sciences. Dr. Natkow is also a director of Sheridan Healthcare, Inc., a publicly traded company. Dr.
Natkow is a member of the Audit and Compensation Committees of the Board.

  RICHARD N. KRINZMAN was appointed a director of the Company in February 1997. Mr. Krinzman is a shareholder and director of the law firm of Holtzman, Krinzman, Equels & Furia, P.A., a position he has held since 1979. Mr. Krinzman has practiced law in Dade County, Florida, for over 25 years with concentration on transactional matters in the areas of real property, banking and commercial law. Mr. Krinzman is a member of the Audit Committee of the Board.

  CHRISTIAN MUSTAD was appointed a director of the Company in October 1996. For the past 25 years, Mr. Mustad has been a managing director of The Mustad Group, which owns and/or manages approximately 35 companies in 17 countries. The Mustad Group businesses and activities range from manufacturing of horseshoes and horseshoe nails, level gauging for the shipping industry, precision parts, paper cores, machinery for the cardboard industry and fasteners to oil recycling. Mr. Mustad is a member of the Audit and Compensation Committees of the Board.

BOARD MEETINGS AND COMMITTEES OF THE BOARD

  The Board held three meetings and acted by unanimous written consent in lieu of a meeting twelve times during 1998. Each director attended 75% or more of the aggregate number of meetings of the Board and committees of the Board on which he served during 1998.

  The Company's Board has an Audit Committee, which is currently comprised of Messrs. Mustad and Krinzman and Dr. Natkow, and a Compensation Committee, which is currently comprised of Mr. Mustad and Dr. Natkow, nonemployee directors of the Company. The Audit Committee recommends the annual engagement of the Company's independent auditors, with whom the Audit Committee reviews the scope of audit and non-audit assignments, related fees, the accounting principles used by the Company in financial reporting, internal financial auditing procedures and the adequacy of the Company's internal control procedures. The Compensation Committee determines executive officers' salaries and bonuses and administers the Company's Employee Stock Plan and the Director Stock Plan (together, the "Stock Plans"). The Audit Committee held two meetings during 1998. The Compensation Committee held one meeting and acted by unanimous written consent in lieu of a meeting twelve times during 1998.

  The Board does not currently have a nominating committee or a committee performing similar functions. The Board as a whole performs such functions.

DIRECTOR COMPENSATION

  Directors who are not employees or officers of the Company receive a quarterly retainer of $2,500 and receive $500 for attendance at each meeting of the Board or committee thereof. Prior to the adoption by the Board of the Restated Director Stock Plan subject to the approval of the Company's shareholders, such directors also receive an option to purchase 2,500 shares of Common Stock, under the Director Stock Plan, upon initial election and upon each re-election as a director at the Company's Annual Meeting. The Restated Director Stock Plan has increased those awards to an option to purchase at least 5,000 shares of Common Stock (up to 50,000 shares at the discretion of the Board) upon initial election and an option to purchase 5,000 shares of Common Stock upon each re-election, provided that, upon and subject to re-election of the three nonemployee directors at the Annual Meeting, the three nonemployee directors will each be awarded an option to purchase 15,000 shares of Common Stock. Directors may also be reimbursed for certain expenses in connection with attendance at Board and Board committee meetings. Other than with respect to reimbursement of expenses, directors who are employees or officers of the Company will not receive additional compensation for service as a director. See "Executive Compensation - Employee Stock Plan and Director Stock Plan" and "Proposal 3: APPROVAL OF THE AMENDEMENT AND RESTATEMENT IN ITS ENTIRETY OF THE DIRECTOR STOCK PLAN" ("Proposal 3").

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL COMPENSATION PHILOSOPHY

  The Compensation Committee determines executive officers' salaries and bonuses and administers the Company's Stock Plans. The Compensation Committee's strategy is to develop and implement an executive compensation program that allows the Company to attract and retain highly qualified persons to manage the Company in order to enhance shareholders' value. The objectives of this strategy are to provide a compensation package that permits the recognition of individual contributions and achievements as well as Company results. Within this strategy, the Compensation Committee considers it essential to the vitality of the Company to maintain levels of compensation opportunity that are competitive with similar companies in the teleservices industry. At times, the Committee also evaluates compensation relative to a broader range of companies, whether or not included in the Company's peer group, that have particular lines of business comparable to those of the Company.

EXECUTIVE COMPENSATION

  Executive compensation is comprised of base salary, annual bonus compensation and long-term compensation primarily in the form of stock options.

BASE SALARIES

  Base salary levels for executive officers are designed to be consistent with competitive practice and level of responsibility. Base salary levels are generally set forth in the executive officers' employment agreements and increases in their base salary in 1998 were generally made in accordance with their agreements, where applicable. The employment agreements for the Named Executive Officers (as defined in "Executive Compensation Table" below), including Messrs. Gordon and Epstein, the Chairman of the Board and Chief Executive Officer, respectively, of the Company, and all other employment agreements for the Company's executive officers in effect as of April 26, 1999, are described under "Employment Agreements."

ANNUAL BONUS COMPENSATION

  Annual bonuses for executive officers are generally determined either by the Compensation Committee based upon the performance and efforts of an executive officer and the Company's operating performance for the particular year or pursuant to a bonus plan or formula established by the Company and approved by the Compensation Committee. With respect to 1998, neither the Chairman of the Board nor Chief Executive Officer of the Company received any annual bonus, although two other Named Executive Officers received annual bonuses as indicated in the "Executive Compensation Table" below. See also "Employment Agreements."

LONG-TERM COMPENSATION

  The Compensation Committee believes that the use of equity-based long-term compensation plans directly links executive interests to enhancing shareholder value. In this regard, the Compensation Committee recommends the approval of the amendment to the Employee Stock Plan set forth in "Proposal 2: APPROVAL OF AMENDMENT TO THE PRECISION RESPONSE CORPORATION AMENDED AND RESTATED 1996 INCENTIVE STOCK PLAN" ("Proposal 2"). Stock options and other stock incentives are an integral part of the Company's executive compensation program in order to align the interests of the executive officers with the interests of the Company's shareholders.

  Stock option grants are generally provided to executive officers as a part of their initial compensation package at levels commensurate with their experience and responsibility. Stock option grants are considered annually by the Compensation Committee for all executive officers, with four of the Named Executive Officers having a provision in their respective employment agreements to receive annually at least 5% of the total annual grants to all employees of the Company. A primary consideration in granting stock options is to encourage members of management to hold significant equity ownership in the Company. Stock option compensation bears a direct relationship to corporate performance in that, over the long term, share price appreciation depends upon corporate performance, and without share price appreciation the options are of no value.

  Submitted by the Compensation Committee of the Board of Directors.

         Christian Mustad
         Neil A. Natkow

EXECUTIVE COMPENSATION TABLE

  The following table sets forth information with respect to all compensation paid or earned for services rendered to the Company in 1998, 1997 and 1996 by the Chairman of the Board and former chief executive officer of the Company, the current chief executive officer of the Company and the Company's four other most highly compensated executive officers whose aggregate annual compensation exceeded $100,000 and who were executive officers of the Company at December 31, 1998. In addition, the following table includes an additional individual who served as an executive officer of the Company during 1998 (all of the individuals named in the following table are collectively defined as the "Named Executive Officers"). The Company does not have a pension plan or a long-term incentive plan, has not issued any restricted stock awards and has not granted any stock appreciation rights as of this date. The Company has granted stock options. See "Option Grants and Holdings" and "Employee Stock Plan and Director Stock Plan." The value of all other annual compensation (perquisites and other personal benefits) received by each Named Executive Officer in each respective year did not exceed the lesser of $50,000 or 10% of the Named Executive Officer's total annual salary and bonus reported for such Named Executive Officer.

                           SUMMARY COMPENSATION TABLE


                                                                                       LONG-TERM
                                                                                      COMPENSATION
                                                                                         AWARDS
                                                             ANNUAL                  ---------------
                                                          COMPENSATION                 SECURITIES
                                       FISCAL    --------------------------------      UNDERLYING          ALL OTHER
   NAME AND PRINCIPAL POSITION          YEAR        SALARY             BONUS         OPTIONS(#) (1)      COMPENSATION
-----------------------------------    -------   --------------    --------------    ---------------     ---------------
David L. Epstein                       1998       $ 418,841              --                  --                   --
    Chief Executive Officer            1997         388,187              --                  --                   --
                                       1996         358,554              --                  --                   --

Mark J. Gordon                         1998         408,226              --                  --             $ 29,712(2)
    Chairman of the Board and          1997         403,269              --                  --               10,703(2)
    Former Chief Executive Officer     1996         358,554              --                  --               13,301(2)

Richard D. Mondre                      1998         406,588              --                  --                   --
    Executive Vice President,          1997         372,270              --                  --                   --
    General Counsel and Secretary      1996         271,884(3)     $ 40,000(4)               --                   --

Paul M. O'Hara                         1998         374,639          50,000             200,000                   --
    Executive Vice President-          1997         298,215          50,000             350,000(6)                --
    Finance and Chief Financial        1996          91,495(5)       25,000(4)          200,000(6)                --
    Officer

Richard N. Ferry, Jr.                  1998         331,870              --             200,000                   --
    Executive Vice President-          1997         196,738          73,514             336,000(7)                --
    Business Development               1996         153,461          32,000             157,000(7)                --

James R. Weber                         1998         228,574          75,000              85,000                   --
    Senior Vice President-             1997         194,429          89,325             115,000(8)                --
    Operations                         1996         114,015          38,497(4)           40,000(8)                --

Bernard J. Kosar, Jr.                  1998         285,594              --             250,000              400,000(9)
    Senior Advisor and Former          1997         260,097         105,000             475,000(10)               --
    Senior Vice President-Client       1996             --               --              60,000(10)           68,000(11)
    Relations

-----------
(1) See "Option Grants and Holdings" below for a description of such executive officers' options.
(2) Consists of premiums paid for three split-dollar life insurance policies for the benefit of the Mark Gordon Family Trust. See "Certain Relationships and Related Transactions."
(3) Mr. Mondre joined the Company in March 1996. His base annual salary for 1996 was $360,000.
(4)  This amount was earned in 1996 but paid in 1997.
(5) Mr. O'Hara joined the Company in August 1996. His base annual salary for 1996 was $250,000.
(6) The option for 200,000 of these shares was granted in connection with cancellation of option to purchase same number of shares of Common Stock granted in 1996.
(7) The option for 136,000 of these shares was granted in connection with cancellation of option to purchase same number of shares of Common Stock granted in 1996.
(8) The option for 40,000 of these shares was granted in connection with cancellation of option to purchase same number of shares of Common Stock granted in 1996.
(9) This amount represents the amount payable to Mr. Kosar under a new employment agreement effective October 1, 1998 entered into by Mr. Kosar with the Company in connection with and consideration of the cancellation of his then existing employment agreement with the Company. Mr. Kosar resigned as an executive officer of the Company effective October 1, 1998. See "Employment Agreements."
(10) The option for 60,000 of these shares was granted in connection with cancellation of option to purchase same number of shares of Common Stock granted in 1996.
(11) This amount represents the total commissions and fees earned by Mr. Kosar in 1996 in connection with consulting services performed for the Company prior to joining the Company as an executive officer.

OPTION GRANTS AND HOLDINGS

1998 OPTION GRANTS

  The following table summarizes the options which were granted during 1998 to the Named Executive Officers:


                                              Individual Grants
                       --------------------------------------------------------------                  Potential Realizable
                                       % of                                                               Value at Assumed
                                       Total                  Closing                    Value at           Annual Rates
                        Number of     Options                  Market                   Grant-Date         of Stock Price
                        Securities   Granted to               Price On                    Market            Appreciation
                        Underlying   Employees   Exercise     Date of                      Price         for Option Term(1)
                         Options     In Fiscal     Price        Grant      Expiration    ---------- --------------------------
       Name            Granted (#)     Year       ($/Sh)     ($/Share)(2)     Date        0%($)(2)       5%($)        10%($)
--------------------   ----------    ---------    -------    ----------   ----------   ----------   ----------     -----------
David L. Epstein           --           --          --          --           --           --           --               --
Mark J. Gordon             --           --          --          --           --           --           --               --
Richard D. Mondre          --           --          --          --           --           --           --               --
Paul M. O'Hara           200,000        12.02      6.94        7.00       11/19/05      12,000      581,941         1,340,204
Richard N. Ferry, Jr.    200,000        12.02      6.94        7.00       11/19/05      12,000      581,941         1,340,204
James R. Weber            85,000         5.11      5.09        5.00       10/05/05        --        165,368           395,555
Bernard J. Kosar, Jr.    250,000        15.03      8.03        9.13        3/18/05     275,000    1,204,207         2,440,447

----------
(1) Potential realizable value is based on the assumption that the Company's Common Stock price appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. The amounts have been calculated based on the requirements promulgated by the Securities and Exchange Commission (the "Commission"). The actual value, if any, a Named Executive Officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised (if the executive officer were to sell the shares on the date of exercise). Accordingly, there is no assurance that the value realized will be at or near the potential realizable value as calculated in this table.

(2) For purposes of and as provided under the Employee Stock Plan, "fair market value" on the date of grant of any option is the average of the high and low sales prices of a share of Common Stock on The Nasdaq National Market on the trading day immediately preceding such date of grant. The Compensation Committee of the Company believes this calculation more accurately reflects "fair market value" of the Company's Common Stock on any given day as compared to simply using the closing market price on the date of grant. As a result, the closing market price on the date of grant at times may be different than the exercise price per share.

1998 OPTION EXERCISES AND YEAR-END VALUES

  The following table provides information regarding the value of all options exercised during 1998 and unexercised options held at December 31, 1998 by the Named Executive Officers.


                                                                NUMBER OF
                                                          SECURITIES UNDERLYING               VALUE OF UNEXERCISED
                           SHARES                          UNEXERCISED OPTIONS AT          "IN-THE-MONEY" OPTIONS AT
                          ACQUIRED                          DECEMBER 31, 1998                DECEMBER 31, 1998 (1)
                             ON          VALUE        ------------------------------     ------------------------------
        NAME              EXERCISE      REALIZED      UNEXERCISABLE      EXERCISABLE     UNEXERCISABLE      EXERCISABLE
---------------------     --------      --------      -------------      -----------     -------------      -----------
David L. Epstein             --            --              --                --               --                --
Mark J. Gordon               --            --              --                --               --                --
Richard D. Mondre            --            --              --                --               --                --
Paul M. O'Hara               --            --            315,500           234,500        $  223,048        $  174,703
Richard N. Ferry, Jr.       7,000      $66,868           317,880           225,120           272,911           167,714
James R. Weber               --            --            100,000           100,000           107,738           107,738
Bernard J. Kosar, Jr.        --            --            228,750           466,250            22,306            73,369


----------

(1) Based on a per share price of $7.625 on December 31, 1998, which was the closing market price of the Company's Common Stock on the last day of the Company's 1998 fiscal year.

EMPLOYEE STOCK PLAN AND DIRECTOR STOCK PLAN

  The Company has adopted the Employee Stock Plan and the Director Stock Plan. Officers, key employees and nonemployee consultants may be granted stock options, stock appreciation rights, stock awards, performance shares and performance units under the Employee Stock Plan. The Company currently has reserved 4,000,000 shares of the Common Stock for issuance under the Employee Stock Plan. As discussed in Proposal 2, the Company is seeking approval to increase the number of shares reserved for issuance under the Employee Stock Plan to 4,750,000 shares, subject to further antidilution adjustments. For a summary of the material items of the Employee Stock Plan, see Proposal 2.

  The Director Stock Plan provides for annual grants of a nonqualified stock option to each nonemployee director of the Company. Prior to the adoption by the Board of the Restated Director Stock Plan subject to the approval of the Company's shareholders, such directors received an option to purchase 2,500 shares of Common Stock on initial election to the Board and on each annual re-election at an exercise price equal to the fair market value of the Common Stock on the date of grant, having a term of ten years and vesting in equal annual installments over three years. The Restated Director Stock Plan has increased those awards to an option to purchase at least 5,000 shares of Common Stock (up to 50,000 shares at the discretion of the Board) upon initial election and an option to purchase 5,000 shares of Common Stock upon each re-election, provided that upon and subject to re-election of the three nonemployee directors at the Annual Meeting, the three nonemployee directors will each be awarded an option to purchase 15,000 shares of Common Stock. The Restated Director Stock Plan also provides that options to be issued will vest in full on the first anniversary from the date of grant. Prior to the adoption by the Board of the Restated Director Stock Plan subject to the approval of the Company's shareholders, the Company had reserved 96,584 shares of Common Stock for issuance under the Director Stock Plan, after giving effect to the stock splits by way of share dividends completed prior to the Company's initial public offering (the "Initial Public Offering"). As discussed in Proposal 3, as part of the amendment and restatement in its entirety of the Director Stock Plan, the Company is seeking approval to increase the number of shares reserved for issuance under the Director Stock Plan to 300,000 shares, subject to further antidilution adjustments. For a summary of the Director Stock Plan, as previously in effect and as amended and restated, including the material amendments to the Director Stock Plan incorporated in the Restated Director Stock Plan, see Proposal 3.

  Excluding the option of Richard N. Ferry, Jr., the Company's Executive Vice President-Business Development, to purchase the balance of 7,000 shares at an exercise price of $0.01 per share, the options to purchase 3,858,200 shares granted under the Stock Plans outstanding as of the Record Date, have a weighted average exercise price of $7.35 per share.

RETIREMENT PLANS

  The Company maintains a profit sharing and 401(k) savings plan (as amended, the "Profit Sharing/401(k) Plan"). Under the provisions of the Profit Sharing/401(k) Plan, employees meeting certain eligibility requirements may contribute a maximum of 15% of pre-tax gross wages, subject to certain restrictions imposed pursuant to the Internal Revenue Code of 1986, as amended (the "Code"). Company contributions are at the discretion of its Board. Vesting occurs over a six-year period at the rate of 20% per year, beginning after the second year of service. The Company accrued a contribution of approximately $85,000 to the Profit Sharing/401(k) Plan during 1998, which was paid in early April 1999. The Company also contributed approximately $45,000 to the Profit Sharing/401(k) Plan for 1997, which was paid in 1998. The Company did not contribute to the Profit Sharing/401(k) Plan during 1996.

EMPLOYMENT AGREEMENTS

  MARK J. GORDON AND DAVID L. EPSTEIN. Each of Mr. Gordon and Mr. Epstein entered into an employment agreement with the Company in May 1996, the terms of which are substantially similar except to the extent the terms of Mr. Epstein's agreement have been modified as hereinafter indicated pursuant to an amendment to his agreement effective as of April 1, 1999 (the "Epstein Amendment"). The initial employment term is the period from July 1, 1996 to June 30, 2001, subject to the Epstein Amendment extending Mr. Epstein's initial term to March 31, 2002, but is thereafter subject to automatic annual renewal, absent notice from either party of its desire not to renew. However, the employee may terminate the agreement at any time upon 30 days' notice. Each has a current minimum base salary of $425,000 per annum (adjusted for inflation) subject to increase by the Compensation Committee. An annual bonus is payable based on criteria to be agreed upon by the Compensation Committee and the employee at the beginning of each year. No such criteria have yet been established, except that the Epstein Amendment now gives the Compensation Committee authority to determine the annual bonus in its sole discretion based upon the operating results of the Company and Mr. Epstein's performance during the year. Each agreement provides for the annual grant of stock options in a number to be determined by the Compensation Committee, but for no fewer than 5% of the aggregate number of shares for which options were granted under the Stock Plans during the year. The vesting of any options granted pursuant to the agreements will accelerate in certain events including a change in control (as defined therein). Each of Mr. Gordon and Mr. Epstein has waived both their annual bonus and stock option grants with respect to the years ended December 31, 1996, 1997 and 1998. Each of Mr. Gordon and Mr. Epstein has certain piggyback and demand registration rights. If either Mr. Gordon's or Mr. Epstein's employment is terminated by death, disability or voluntary resignation, the employee is entitled to severance equal to 18 months' salary, bonus and benefits, and if employment is terminated by the Company without cause or constructive termination (as defined in the agreements), the terminated individual is entitled to severance equal to salary, bonus and benefits for the balance of the contract term or three years, whichever is longer. The Epstein Amendment also added nonrenewal of Mr. Epstein's agreement to events in which the foregoing three-year severance would be paid and the Company has agreed to enter into a split-dollar life insurance arrangement with Mr. Epstein. See "Certain Relationships and Related Transactions" for discussion of such split-dollar life insurance arrangement.

  RICHARD D. MONDRE. Effective April 1, 1999, Mr. Mondre entered into a new employment agreement with the Company replacing his former employment agreement that had expired as of March 31, 1999. Mr. Mondre's new employment agreement extends to March 31, 2002, with automatic renewal of such employment agreement for successive one-year terms unless either party notifies the other in writing of nonrenewal at least 60 days prior to expiration of the initial term or any renewal term. The employment agreement provides for, among other things, an annual salary of $400,000, an annual bonus determined by the Compensation Committee in its sole discretion based upon the operating results of the Company and Mr. Mondre's performance, and the annual grant of stock options in a number to be determined by the Compensation Committee, but no fewer than 5% of the aggregate number of shares for which options were granted under the Stock Plans during the year (other than stock options awarded to certain executive officers pursuant to a provision in their respective employment agreements with the Company substantially the same as the stock option grant provision in Mr. Mondre's employment agreement). The vesting of any options granted to Mr. Mondre as described in the previous sentence will accelerate in certain events including a Change in Control (as hereinafter defined). If Mr. Mondre's employment is terminated by the Company without cause or as the result of constructive termination (as defined) other than in connection with a Change in Control, he will be entitled to the sum of the salary that he would have received during the greater of (i) the one year period following the date of such termination and
(ii) the remainder of the initial term (if such termination occurs during the initial term) and $200,000. If Mr. Mondre's employment is not renewed by the Company at the end of the initial term or any one-year renewal term other than in connection with a Change of Control, he will be entitled to one year's salary. If Mr. Mondre's employment is terminated without cause or as a result of constructive termination or nonrenewal by the Company (or its successor) within generally 180 days before or after a Change in Control, he will be entitled to a lump sum severance payment equal to 2.99 times an amount equal to the average of the sum of the annual salary and bonus amount paid to him each year during the employment term. A "Change in Control" generally means that neither Mr. Gordon nor Mr. Epstein control the Company nor is occupying the positions of Chairman of the Board and/or Chief Executive Officer of the Company. Mr. Mondre has also been granted certain demand and piggyback registration rights. Mr. Mondre is authorized to remain "Of Counsel" to BSDPA as long as his duties in that capacity do not interfere with his performance under the employment agreement with the Company.

  WESLEY T. O'BRIEN. Mr. O'Brien's employment agreement extends to December 31, 2001, with automatic renewal of such employment agreement for successive one-year terms unless either party notifies the other in writing of nonrenewal at least 60 days prior to expiration of the initial term or any renewal term. The employment agreement provides for, among other things, an annual salary of $350,000, an annual bonus determined by the Compensation Committee in its sole discretion based upon the operating results of the Company and Mr. O'Brien's performance in an amount not to exceed 75% of Mr. O'Brien's annual salary, and stock options to acquire 350,000 shares of Common Stock at an exercise price of $5.50 per share (the fair market value on the date of grant) vesting 50% six months from the date of grant (October 20, 1998), 17% on each of the first and second anniversaries from the date of grant and 16% on the third anniversary from the date of grant. The vesting of Mr. O'Brien's options accelerate in certain events including a Change in Control. If Mr. O'Brien's employment is terminated by the Company without cause or as a result of constructive termination (as defined) other than in connection with a Change in Control, he will be entitled to the sum of the salary that he would have received during the greater of (i) the one year period following the date of such termination and (ii) the remainder of the initial term (if such termination occurs during the initial term) and $175,000. If Mr. O'Brien's employment is not renewed by the Company at the end of the initial term or any one-year renewal term other than in connection with a Change in Control, he will be entitled to one year's salary unless the Company waives his covenant-not-to-compete. If Mr. O'Brien's employment is terminated without cause or as a result of constructive termination or nonrenewal by the Company (or its successor) within 180 days after a Change in Control, he will be entitled to a lump sum severance payment equal to 2.99 times an amount equal to the average of the sum of the annual salary and bonus amount paid to him each year during the employment term.

  RICHARD N. FERRY, JR. Effective April 1, 1999, Mr. Ferry entered into a new employment agreement with the Company replacing his employment agreement that was to expire on June 30, 1999. Mr. Ferry's new employment agreement extends to March 31, 2002, with automatic renewal of such employment agreement for successive one-year terms unless either party notifies the other in writing of nonrenewal at least 60 days prior to expiration of the initial term or any renewal term. The employment agreement provides for, among other things, an annual salary of $300,000, an annual bonus determined by the Compensation Committee in its sole discretion based upon the operating results of the Company and Mr. Ferry's performance, and the annual grant of stock options in a number to be determined by the Compensation Committee, but no fewer than 5% of the aggregate number of shares for which options were granted under the Stock Plans during the year (other than stock options awarded to certain executive officers pursuant to a provision in their respective employment agreements with the Company substantially the same as the stock option grant provision in Mr. Ferry's employment agreement). The vesting of any options granted to

Mr. Ferry as described in the previous sentence will accelerate in certain events including a Change in Control. If Mr. Ferry's employment is terminated by the Company without cause or as the result of constructive termination (as defined) other than in connection with a Change in Control, he will be entitled to the sum of the salary that he would have received during the greater of (i) the one-year period following the date of such termination and (ii) the remainder of the initial term (if such termination occurs during the initial term) and $150,000. If Mr. Ferry's employment is not renewed by the Company at the end of the initial term or any one-year renewal term other than in connection with a Change of Control, he will be entitled to one year's salary. If Mr. Ferry's employment is terminated without cause or as a result of constructive termination or nonrenewal by the Company (or its successor) within generally 180 days before or after a Change in Control, he will be entitled to a lump sum severance payment equal to 2.99 times an amount equal to the average of the sum of the annual salary and bonus amount paid to him each year during the employment term. Upon a Change in Control the vesting of all of the options presently held by Mr. Ferry accelerates.

  PAUL M. O'HARA. Mr. O'Hara's three-year employment agreement extends to August 8, 1999 and originally provided for a base annual salary of $250,000, plus, for the 1996 calendar year, a guaranteed bonus of $25,000. For each year thereafter, a performance bonus in an amount up to $100,000 per annum was payable, based upon and subject to the Company's achievement of projected quarterly earnings per share. In November 1997, the Company and Mr. O'Hara entered into an amendment to such employment agreement providing, among other things, for an increase in the base annual salary to $350,000 effective as of August 1, 1997, a new performance bonus of $50,000 per quarter based upon and subject to the Company's achievement of forecasted quarterly earnings per share on a fully diluted basis and severance equal to a lump-sum payment of $550,000 in the event that Mr. O'Hara is terminated without cause at any time or Mr. O'Hara resigns from the Company's employment within 90 days after a Change in Control. In connection with such amendment to his employment agreement, Mr. O'Hara was granted options to purchase 150,000 shares at an exercise price of $6.88 per share vesting 50% 6 months from the date of grant (November 10, 1997) and approximately 17% on each of the first, second and third anniversaries from the date of grant. Additionally, Mr. O'Hara's existing options to purchase 200,000 shares were repriced to $6.88 per share and also modified to provide for the same vesting schedule as the new options granted to him and the vesting of all of his options now accelerates on a Change in Control.

  JAMES R. WEBER. Mr. Weber's employment agreement extends to March 31, 2001, with an automatic renewal of such employment agreement for successive one-year terms unless either party notifies the other in writing of nonrenewal at least 60 days prior to expiration of the initial term or any renewal term. The employment agreement provides for, among other things, a base annual salary of $225,000 through March 31, 1999, $250,000 through March 31, 2000 and $275,000 thereafter, and an annual bonus based on Mr. Weber's performance and consistent with the Company's then current bonus plan. In connection with the employment agreement, (i) the Company granted Mr. Weber stock options to acquire 85,000 shares of Common Stock at an exercise price of $5.09 per share vesting 50% on the date of grant (October 6, 1998) and an additional 25% on each of the first and second anniversaries from the date of grant and (ii) the Company amended Mr. Weber's existing stock options to purchase an aggregate of 115,000 shares of Common Stock at an exercise price of $7.875 per share to provide for a new vesting schedule (with 50% of such options immediately vesting and an additional 25% of such options vesting on each of April 1, 1999 and April 1,
2000) and for accelerating vesting upon a Change in Control, which accelerated vesting on a Change in Control is also provided with respect to the new options covering 85,000 shares described above. If Mr. Weber's employment is terminated by the Company without cause (including, without limitation, upon a Change in Control), he will be entitled to (i) the salary and certain benefits that he would have received during the one-year period following the date of termination of his employment as and when they would have been payable or provided if he had remained an employee for such additional one-year period and
(ii) an amount equal to the average of the annual bonus paid to him during the employment term, which amount will be paid in twelve equal consecutive monthly installments thereafter. However, Mr. Weber will not be entitled to the foregoing severance to the extent that he receives or is entitled to receive compensation or benefits for new employment with respect to employment services rendered during such period.

  MICHAEL P. MILLER. Mr. Miller's employment agreement, which commenced on April 26, 1999, extends to April 25, 2001, with an automatic extension for an additional one-year period unless, prior to January 25, 2001, either Mr. Miller or the Company notifies the other in writing of nonrenewal. The employment agreement provides for, among other things, a base annual salary of $185,000, an annual bonus, based on Mr. Miller's performance and consistent with the Company's then current bonus plan, of up to 40% of his base annual salary, and reimbursement of up to a maximum amount of $65,000 for expenses incurred by Mr. Miller in connection with the relocation of himself and his family from Pacific Palisades, California to south Florida. If Mr. Miller is not employed by the Company continuously for at least the one-year period commencing April 26, 1999 other than if he is terminated without cause, he shall repay the Company all amounts received for relocation expenses. The employment agreement also provides for stock options to acquire 60,000 shares of Common Stock at an exercise price of $4.38 per share (the fair market value of the Common Stock on the date he commenced employment) vesting 33-1/3% on each of the first, second and third anniversaries from the date of grant (April 26, 1999). If Mr. Miller's employment is terminated by the Company without cause (including, without limitation, upon a Change in Control), he will be entitled to the salary that he would have received from the date of termination through the 180 day period following the date of termination or the expiration of the term of the employment agreement, whichever is less. However, Mr. Miller will not be entitled to the foregoing severance to the extent that he receives or is entitled to receive compensation or benefits from new employment with respect to employment services rendered during such period.

  ROBERT TENZER. Mr. Tenzer's employment agreement extends to December 31, 2000, with no renewal options. The employment agreement provides for, among other things, a base annual salary of $125,000 until October 1, 1998, at which time the Company's then President was to review the base annual salary. As a result of such review, the base annual salary was increased to $150,000. The employment agreement also provides for an annual bonus based on Mr. Tenzer's performance and consistent with the Company's then current bonus plan. In connection with the employment agreement, (i) the Company granted Mr. Tenzer stock options to acquire 70,000 shares of Common Stock at an exercise price of $4.69 per share vesting 33%, 34% and 33% on each of the first, second and third anniversaries from the date of grant (September 14, 1998) and (ii) the Company amended Mr. Tenzer's existing stock options to purchase an aggregate of 70,000 shares of Common Stock at an exercise price of $7.875 per share to provide for a new vesting schedule (with options for 10,000 shares immediately vesting and options for 60,000 shares vesting in 20% annual increments on each of December 5, 1998, 1999, 2000, 2001 and 2002) and for accelerating vesting upon a Change in Control, which accelerated vesting on a Change in Control is also provided with respect to the new options covering 70,000 shares described above. If Mr. Tenzer's employment is terminated by the Company without cause (including, without limitation, upon a Change in Control) or Mr. Tenzer resigns his employment with the Company within 90 days of a significant change in the scope of his job responsibilities or within 90 days of a Change in Control, he will be entitled to the salary that he would have received during the one-year period following the date of termination of his employment as and when it would have been payable if he had remained an employee for such additional one-year period. However, Mr. Tenzer will not be entitled to the foregoing severance to the extent that he receives or is entitled to receive compensation for new employment with respect to employment services rendered during such period.

  BERNARD J. KOSAR, JR. On January 2, 1997, Mr. Kosar agreed to join the Company as an executive officer. Mr. Kosar initially entered into a one-year employment agreement with the Company providing for a base annual salary of $150,000 and a discretionary bonus. In October 1997, the Company and Mr. Kosar entered into an amendment to such employment agreement which provided, among other things, for automatic renewal of such employment agreement for successive one-year terms unless either party notified the other in writing not to renew at least 60 days prior to expiration of the initial term or any renewal term, an increase in the base annual salary to $275,000, quarterly bonuses in amounts and based upon the Company's actual revenues equaling or exceeding forecasted revenues on a quarterly basis and the percentage by which forecasted revenues were exceeded in any quarter and severance equal to his compensation (salary and bonuses) for one year in the event Mr. Kosar was terminated without cause within 180 days of a Change in Control. In connection with such amendment to his employment agreement, Mr. Kosar was granted options to purchase 165,000 shares at an exercise price of $7.41 per share vesting 50% on the date of grant (October 1, 1997) and 25% on each of the first and second anniversaries from the date of grant. Additionally, Mr. Kosar's then existing options to purchase 310,000 shares were repriced to $7.41 per share

(of which options to purchase 250,000 shares were also modified to provide for a more accelerated vesting schedule then when originally granted to him) and the vesting of all his options now accelerates on a Change in Control. Effective October 1, 1998, the Company and Mr. Kosar entered into a new employment agreement that supersedes and replaces in its entirety the above mentioned employment agreement, as amended. The new employment agreement extends to March 31, 2000, and provides, among other things, for an annual salary of $75,000 and commissions, payable to Mr. Kosar at the rate of 1-1/2% of Adjusted Gross Sales (as defined) collected by the Company from a customer as a result of Mr. Kosar's material facilitative efforts in procuring that customer for the Company. Such commissions for each such customer are payable up to a period of one year or the termination of employment other than with cause, whichever is less. In connection with the cancellation of the former employment agreement, as amended, Mr. Kosar received a cancellation payment in the aggregate amount of $400,000. All stock option agreements between the Company and Mr. Kosar remain unchanged. Mr. Kosar also resigned as an executive officer of the Company effective October 1, 1998 and, pursuant to his new employment agreement, is acting as a Senior Advisor to the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Company's Compensation Committee was comprised of two nonemployee directors during 1998, Messrs. Mustad and Krinzman until June 1998 and Mr. Mustad and Dr. Natkow for the remainder of 1998. The Compensation Committee determines executive officers' salaries and bonuses and administers the Company's Stock Plans. Since January 1, 1998 to the date of this Proxy Statement, the members of the Compensation Committee have not had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K, other than the disclosure regarding Mr. Krinzman's law firm set forth in "Certain Relationships and Related Transactions" which relates to the period after Mr. Krinzman was no longer serving as a member of the Compensation Committee.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

  The Company's articles of incorporation (the "Articles") contain a provision eliminating the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by the Business Corporation Act of Florida. This provision in the Articles does not eliminate the duty of care and, in appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Florida law. Each director will continue to be subject to liability for breach of a director's duty of loyalty to the Company or its shareholders, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, or for any transaction from which the director derived an improper personal benefit. This provision also does not affect a director's responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws.

  The Articles and bylaws of the Company (the "Bylaws") provide that the Company will indemnify its directors and officers, and may indemnify its employees and other agents, to the fullest extent permitted by law. The Company's Bylaws also permit it to secure insurance on behalf of any person it is required or permitted to indemnify for any liability arising out of his or her actions in such capacity, regardless of whether the Articles and Bylaws would permit indemnification. The Company maintains liability insurance for its directors and officers.

  In addition to the indemnification provided for in the Company's Articles and Bylaws, the Company has entered into agreements to indemnify its directors and its executive officers. These agreements, among other things, indemnify the Company's directors and executive officers for all direct and indirect expenses and costs (including, without limitation, all reasonable attorneys' fees and related disbursements, other out of pocket costs and reasonable compensation for time spent by such persons for which they are not otherwise compensated by the Company or any third person) and liabilities of any type whatsoever (including, but not limited to, judgments, fines and amounts paid in settlement) actually and reasonably incurred by such person in connection with either the investigation, defense, settlement or appeal of any threatened, pending or completed action, suit or other proceeding, including any action by or in the right of the corporation, arising out of such person's services as a director, officer, employee or other agent of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company. The Company believes that these provisions and agreements are necessary to attract and retain talented and experienced directors and officers.

  At present, there is pending a lawsuit against the Company involving certain of its directors and officers where indemnification may be required or permitted. The lawsuit, captioned HENRY E. FREEMAN AND FREEMAN INDUSTRIAL ENTERPRISES CORPORATION V. PRECISION RESPONSE CORPORATION, MARK J. GORDON, DAVID L. EPSTEIN AND RICHARD D. MONDRE (Case No. 398-CV-1895-AVC (D. Conn)), was filed on or about August 26, 1998, in the Superior Court of the Judicial District of Stamford/Norwalk in the state of Connecticut. The lawsuit has since been removed by the Company to the United States District Court for the District of Connecticut. This lawsuit alleges that the Company breached its contracts with the plaintiffs by allegedly failing to pay all commissions relating to certain clients whom the plaintiffs allegedly claim they procured for the Company. The complaint also contains claims of breach of fiduciary duty, breach of covenant of good faith and fair dealing, civil conspiracy, fraud/fraud in the inducement, intentional infliction of emotional distress and violations of the Connecticut Unfair Trade Practices Act. The plaintiffs seek actual, compensatory and punitive damages, declaratory judgement that certain contracts are invalid due to undue influence exercised upon plaintiffs, recission of such contracts, an accounting and interest, costs and attorneys' fees.

  On November 16, 1998, the Company filed a motion (i) to dismiss for lack of personal jurisdiction as to Richard Mondre and (ii) to dismiss for improper venue or, in the alternative, to transfer to the U.S. District Court for the Southern District of Florida. On that same day, the Company filed a motion to dismiss the complaint for failure to state a cause of action.

  On January 6, 1999, the plaintiffs voluntarily dismissed with prejudice this lawsuit against Richard Mondre, which dismissal has been approved by the Court. On or about February 12, 1999, the plaintiffs filed an Amended Complaint, asserting the same causes of action as in the original complaint, as well as a claim for negligent misrepresentation. The Company has filed a motion to dismiss the Amended Complaint for failure to state a cause of action, which is currently pending. The Company's motion to dismiss for improper venue or, in the alternative, to transfer is also currently pending before the Court.

  The case is currently in the discovery stage. The Company believes that the plaintiffs' allegations are totally without merit and intends to defend the lawsuit vigorously.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  During 1998 the Company leased two facilities, currently used for warehouse space, located at 4250 N.W. 135th Street, Miami, and 13180 N.W. 43rd Avenue, Miami, from a corporation of which Mark J. Gordon, the Chairman of the Board of the Company, is the sole shareholder. Prior to May 1, 1996, these two facilities were leased to the Company on a month-to-month basis. In May 1996, the Company entered into written leases for such facilities. The leases commenced on May 1, 1996 for a term of five years, with a five-year renewal option. During 1998 the aggregate monthly rent for these two properties was approximately $23,000. Total rent expense for these facilities was approximately $275,000 in 1998. The Company believes that the rents payable under these leases are no less favorable to it than could be obtained from unaffiliated parties.

  The Company's former facility located at 4300 N.W. 135th Street, Miami, was also leased to the Company by the affiliated corporation described above. Prior to May 1, 1996, the facility was leased to the Company on a month-to-month basis. In May 1996, the Company entered into a written lease for such facility. The lease commenced on May 1, 1996 for a term of five years, with a five-year renewal option. In February 1998 in connection with the Company's restructuring plan, the lease for this facility was terminated in consideration of a termination payment of approximately $82,000 to the landlord. The Company believes that the amount of the termination payment was no less favorable to it than could have been negotiated from an unaffiliated party. During January and February 1998 the monthly rental obligation for this property was approximately $6,000 and, accordingly, total rent expense for this facility and prior to termination was approximately $12,000 in 1998.

  The Company subleases its facility at 11975 S.W. 140th Terrace, Miami, from a partnership jointly owned by Mr. Gordon and David L. Epstein, the Chief Executive Officer of the Company. The term of this sublease expires in January 2004 and the monthly rental obligation is approximately $15,000 for 1998 and $16,000 for 1999. In addition, the Company is obligated to remit an annual payment for applicable property taxes. The property is subleased to the Company on the same terms as the primary lease with an unaffiliated party. The affiliated partnership holds an option to purchase the property. The Company also subleases a parking facility adjacent to the 11975 S.W. 140th Terrace facility from the same affiliated partnership. This sublease expires in January 2002 and the monthly rental obligation is approximately $2,500 plus one-twelfth of the applicable real estate taxes. This property is also subleased to the Company on the same terms as the primary lease. The Company was originally the lessee under both primary leases, but assigned its interest to the partnership in May 1996 for nominal consideration. The aggregate rental expenses with respect to the subleases in 1998 for each of the two aforementioned facilities were approximately $186,000, plus approximately $33,000 relating to property taxes, and $37,000, including real estate taxes, respectively. Effective June 1996, the Company entered into a net lease with the aforementioned partnership for an additional parking area. The term of the lease expires five years from June 1996 and the monthly rental obligation is approximately $2,800 plus one-twelfth of the applicable real estate taxes. The aggregate rental expense with respect to the lease of the additional parking area in 1998 was approximately $41,000, including real estate taxes. The Company believes that the rents paid and that are payable under these subleases and the net lease are no less favorable than could be obtained from unaffiliated parties.

  The Company funds a portion of the life insurance premiums payable with respect to three split-dollar life insurance policies owned by the Mark Gordon Family Trust. The amounts paid by the Company are reimbursable to the Company without interest upon the death of Mr. Gordon, the surrender of the policies or the termination of the arrangement. This obligation is secured by the benefits payable under the insurance policies. The aggregate amount outstanding for these premiums as of December 31, 1998 was approximately $140,000.

  Richard D. Mondre, the Company's Executive Vice President, General Counsel and Secretary and a director, was a partner of Rubin Baum until immediately prior to joining the Company in March 1996 and remains "Of Counsel" to BSDPA, the successor firm to Rubin Baum. Prior to February 1, 1998, Rubin Baum had acted as the Company's regular outside legal counsel and since then BSDPA has acted as the Company's regular outside counsel. The total fees and costs paid by the Company to Rubin Baum and BSDPA in 1998 were approximately $98,000 and $468,000, respectively. The Company believes that the fees paid to Rubin Baum and BSDPA are no less favorable than could be obtained from other comparable law firms in the area.

   During 1998, the Company paid approximately $198,000 in fees to charter an aircraft in connection with business travel for the Company's personnel. The aircraft is owned by an entity of which Mr. Gordon is the sole shareholder. The Company believes that the fees paid to Mr. Gordon's affiliate were no less favorable to it than would have been obtained from unaffiliated parties.

  Richard N. Krinzman, a director of the Company, is a shareholder and director of the law firm of Holtzman, Krinzman, Equels & Furia, P.A., located in Miami, Florida. In July 1998, such law firm was engaged by the Company to represent it in connection with governmental relations matters. Pursuant to such engagement, such law firm received a retainer of $25,000 and is payable $2,500 per month. The engagement is terminable at any time by either party. The Company believes that this engagement and the fees payable to such law firm in connection therewith are no less favorable than could be obtained from other comparable law firms in the area.

  In 1999, the Company will commence funding a portion of the life insurance premiums payable with respect to split-dollar life insurance policies owned by two separate trusts for the benefit of Mr. Epstein's family. The amounts paid by the Company are reimbursable to the Company without interest upon, under one policy, the death of Mr. Epstein, and under the other policy, the death of the last to die of Mr. Epstein and his spouse, the surrender of the policies or the termination of the arrangement. This obligation is secured by the benefits payable under the insurance policies. Premiums in the aggregate amount of approximately $25,000 are expected to be paid by the Company in 1999 with respect to this obligation.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

BENEFICIAL OWNERSHIP

  The following table sets forth certain information regarding the beneficial ownership of Common Stock as of the Record Date by (i) each shareholder of the Company who beneficially owns more than 5% of the Company's Common Stock; (ii) each director (and nominee for director) of the Company; (iii) each Named Executive Officer; and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated, the Company believes that the beneficial owners of Common Stock listed below, based on information provided by such owners, have sole investment and voting power with respect to such shares. The address of each person who beneficially owns more than 5% of Common Stock is the Company's principal executive office, unless otherwise noted.


                                                                    SHARES BENEFICIALLY OWNED
                                                             ----------------------------------------
         NAME                                                       NUMBER              PERCENT(1)
         ------------------                                  ---------------------     --------------
         Mark J. Gordon(2)                                       6,744,533(3)             31.3%
         David L. Epstein(2)                                     4,762,167(4)             22.1
         Richard D. Mondre                                       4,413,283(5)             20.5
         The Crabbe Hudson Group, Inc.(6)(7)                     3,315,700                15.4
         Stacy Lynn Gordon PRC Trust                             1,435,000(8)              6.7
         Jason Howard Gordon PRC Trust                           1,435,000(9)              6.7
         Bernard J. Kosar, Jr.                                     761,950(10)             3.4
         Paul M. O'Hara(2)                                         434,500(11)             2.0
         Richard N. Ferry, Jr.(2)                                  432,120(12)             2.0
         Christian Mustad                                          115,667(13)              *
         James R. Weber                                            100,000(14)              *
         Neil A. Natkow                                             28,100(15)              *
         Richard N. Krinzman                                        12,167(16)              *
         All directors and executive officers as a
         group (16 persons)                                     13,976,754(17)            60.9%

----------
*Less than 1%.

(1) Percentage of beneficial ownership is based on 21,549,000 shares of Common Stock outstanding as of the Record Date, except that, in the case of Messrs. Kosar, O'Hara, Ferry, Mustad, Weber, Natkow and Krinzman and all directors and executive officers as a group, the number of options held by Messrs. Kosar, O'Hara, Ferry, Mustad, Weber, Natkow and Krinzman and all directors and executive officers as a group which are exercisable within 60 days of the Record Date are also included in such calculations, as applicable.

(2) Mr. Gordon and Mr. Epstein each has the right to acquire some or all of the other's shares in certain circumstances pursuant to a shareholder agreement and each has certain rights to acquire shares owned by each of Mr. O'Hara and Mr. Ferry pursuant to stock purchase and pledge agreements. For a more detailed description of these rights, see "Shareholder and Voting Trust Agreements."

(3) Includes 150,000 shares owned directly by Mr. Gordon and 4,959,500 shares held by a Texas limited partnership in which Mr. Gordon is a 80.71911% limited partner, two grantor retained annuity trusts are limited partners having an aggregate 17.28089% interest, Mr. Gordon's wife is a 1% limited partner and a Texas corporation, which is wholly owned by Mr. Gordon, is a 1% general partner. The grantor retained annuity trusts each provides an annuity to Mr. Gordon for five years, and thereafter Mr. Gordon's wife and his lineal descendants have a principal and/or income interest in the remainder. Also includes (i) 575,000 shares held by a Texas limited partnership in which Mr. Gordon is a 98% limited partner, Mr. Gordon's wife is a 1% limited partner and a Texas corporation, which is wholly owned by Mr. Gordon, is a 1% general partner; and (ii) 408,750 shares beneficially owned by Mr. Mondre (held as described in footnote (5) below), but as to which, pursuant to a voting trust agreement currently between a Texas corporation owned and controlled by Mr. Gordon and the limited partnerships owned and controlled by Mr. Mondre, Mr. Gordon has voting control. Such voting trust agreement continues until February 2006, subject to earlier termination in certain circumstances, and gives Mr. Gordon absolute discretion in voting the shares. See "Shareholder and Voting Trust Agreements." Also includes (i) 648,283 shares beneficially owned by the David Epstein 1995 Grantor Trust (held as described below) as to which Mr. Gordon shares the voting and dispositive duties with respect to the shares as co-trustee under this trust, which was created by Mr. Epstein for the benefit of his children; and (ii) 3,000 shares held by The Mark J. Gordon 1996 Family

     Limited Partnership, a limited partnership for which Mr. Gordon is the sole 1% general partner and trusts for the benefit of his nieces and nephews are the limited partners. The shares beneficially owned by the David Epstein 1995 Grantor Trust are held of record by two Texas limited partnerships in which each trust is a 98% limited partner, Mr. Epstein's wife is a 1% limited partner and a Texas corporation, which is wholly owned by the trust, is the 1% general partner. Messrs. Gordon and Mondre share the voting and dispositive duties with respect to these shares as co-trustees under the trust, which was created by Mr. Epstein for the benefit of his children, and as the directors of the Texas corporation which is the general partner of each Texas limited partnership.

(4) Includes 100,000 shares owned directly by Mr. Epstein and 1,180,917 shares held by a Texas limited partnership in which Mr. Epstein is a 78.65071% limited partner, a grantor retained annuity trust is a 4.83439% limited partner, a trust for the benefit of Mr. Epstein's children is a 14.5149% limited partner, Mr. Epstein's wife is a 1% limited partner and a Texas corporation, which is wholly owned by Mr. Epstein, is the 1% general partner. The grantor retained annuity trust provides an annuity to Mr. Epstein for five years, and his wife, his parents and their lineal descendants and others have principal and/or income interests in the remainder. Also includes (i) 475,000 shares held by a Texas limited partnership in which Mr. Epstein is a 98% limited partner, Mr. Epstein's wife is a 1% limited partner and a Texas corporation, which is wholly owned by Mr. Epstein, is the 1% general partner; (ii) 1,435,000 shares beneficially owned by the Jason Howard Gordon PRC Trust (held as described in footnote (9) below) and 1,435,000 shares beneficially owned by the Stacy Lynn Gordon PRC Trust (held as described in footnote (8) below), as to which Mr. Epstein shares the voting and dispositive duties as co-trustee under these trusts which were created by Mr. Gordon for the benefit of his children; and (iii) 136,250 shares beneficially owned by Mr. Mondre (held as described in footnote (5) below), but as to which, pursuant to a voting trust agreement currently between a Texas corporation owned and controlled by Mr. Epstein and the limited partnerships owned and controlled by Mr. Mondre, Mr. Epstein has voting control. Such voting trust agreement continues until February 2006, subject to earlier termination in certain circumstances, and gives Mr. Epstein absolute discretion in voting the shares. See "Shareholder and Voting Trust Agreements."

(5) Includes 845,000 shares in the aggregate held by two Texas limited partnerships in each of which Mr. Mondre is a 98% limited partner, Mr. Mondre's wife is a 1% limited partner and a Texas corporation, which is wholly owned by Mr. Mondre, is the 1% general partner. 545,000 of these shares are subject to voting trust agreements described in footnotes (3) and (4) above. Also includes (i) 1,435,000, 1,435,000 and 648,283 shares as to which Mr. Mondre shares the voting and dispositive duties as co-trustee under the Jason Howard Gordon PRC Trust, the Stacy Lynn Gordon PRC Trust and the David Epstein 1995 Grantor Trust, respectively (see footnotes (3) and (4) above and (8) and (9) below); and (ii) 50,000 shares held by a Texas limited partnership in which a Texas corporation, which is wholly owned by Mr. Mondre, is the 1% general partner and Mr. Mondre's son is a 99% limited partner.

(6) The information set forth herein with respect to such person is based solely upon a Schedule 13G filed by such person with the Commission during the month ended February 28, 1999 and, accordingly, may not reflect its holdings as of the Record Date.

(7) The Crabbe Hudson Group, Inc., 121 SW Morrison, Suite 1400, Portland, Oregon 97204, is a registered investment adviser and, in connection therewith, is deemed to be the beneficial owner of 3,315,700 shares of Common Stock with respect to which it shares voting powers on 3,011,400 shares and shares dispositive powers on 3,315,700 shares.

(8) All of these shares are held by two Texas limited partnerships in each of which the trust is a 98% limited partner, Stacy Lynn Gordon is a 1% limited partner and a Texas limited liability company is the 1% general partner. The general partner is owned by the trust as a 99% member and by a Texas corporation, which is wholly owned by the trust, as a 1% managing member. Messrs. Epstein and Mondre share the voting and dispositive duties with respect to these shares as co-trustees under this trust, which was created by Mr. Gordon for the benefit of his daughter, Stacy Lynn Gordon, and as directors of the Texas corporation.

(9) All of these shares are held by two Texas limited partnerships in each of which the trust is a 98% limited partner, Jason Howard Gordon is a 1% limited partner and a Texas limited liability company is the 1% general partner. The general partner is owned by the trust as a 99% member and by a Texas corporation, which is wholly owned by the trust, as a 1% managing member. Messrs. Epstein and Mondre share the voting and dispositive duties with respect to these shares as co-trustees under this trust, which was created by Mr. Gordon for the benefit of his son, Jason Howard Gordon, and as directors of the Texas corporation.

(10) Includes 591,250 shares of Common Stock issuable upon the exercise of options within 60 days of the Record Date.

(11) Includes 234,500 shares of Common Stock issuable upon the exercise of options within 60 days of the Record Date.

(12) Includes 232,120 shares of Common Stock issuable upon the exercise of options within 60 days of the Record Date.

(13) Includes 4,167 shares of Common Stock issuable upon the exercise of options within 60 days of the Record Date.

(14) Includes 100,000 shares of Common Stock issuable upon the exercise of options within 60 days of the Record Date.

(15) Includes 2,500 shares of Common Stock issuable upon the exercise of options within 60 days of the Record Date.

(16) Includes 1,000 shares held on behalf of Mr. Krinzman's mother, 1,000 shares held on behalf of Mr. Krinzman's mother-in-law and 4,167 shares of Common Stock issuable upon the exercise of options within 60 days of the Record Date.

(17) See other footnotes above. Does not include options held by officers and directors which are not exercisable within 60 days of the Record Date.

SHAREHOLDER AND VOTING TRUST AGREEMENTS

  Mr. Gordon and Mr. Epstein are parties to a shareholder agreement which grants to each the right to purchase some or all of the other's shares upon the death or total incapacity of the other or the involuntary transfer of the other's shares, and a right of first refusal on any shares proposed to be sold to or by a third party. References throughout this section to individuals' share ownership mean the family limited partnerships, grantor retained annuity trusts and other entities which are the record owners of such shares. See "Beneficial Ownership" for a description of the shares which are beneficially owned by each of Messrs. Gordon, Epstein and Mondre and their respective immediate family members.

  Mr. Mondre acquired 595,000 of his current shares of Common Stock 75% from Mr. Gordon and 25% from Mr. Epstein in February 1996 (the "1996 Acquisition") and 300,000 of his shares of Common Stock from an affiliate of Mr. Gordon in October 1998. The purchase prices for such shares are evidenced by long-term promissory notes guaranteed by Mr. Mondre's spouse and are secured by a pledge of the shares sold and, in the case of the shares purchased in the 1996 Acquisition, other securities owned by Mr. Mondre's spouse pursuant to separate pledge agreements. Pursuant to voting trust agreements entered into at the time of the 1996 Acquisition, each of Mr. Gordon and Mr. Epstein retained the right to vote 408,750 and 136,250, respectively, of the total shares sold by them to Mr. Mondre in February 1996 until February 16, 2006, subject to earlier termination in certain events. The voting trusts terminate with respect to any shares sold by Mr. Mondre upon the payment by Mr. Mondre of a prorata portion of the principal of the promissory note evidencing the purchase price of such shares together with any accrued and unpaid interest, and terminate completely upon the death of the voting trustee or upon a Change in Control. As of the Record Date, each of Mr. Gordon and Mr. Epstein exercises such voting rights through a separate Texas corporation owned and controlled by him.

  Each of Mr. O'Hara and Mr. Ferry acquired his shares of Common Stock 62.5% from an affiliate of Mr. Gordon and 37.5% from an affiliate of Mr. Epstein in September 1998. The purchase prices for such shares are evidenced by long-term promissory notes guaranteed by the spouses of each of Mr. O'Hara and Mr. Ferry and are secured by a pledge of the shares sold pursuant to stock purchase and pledge agreements. In connection with these purchases, each of Mr. O'Hara and Mr. Ferry agreed to significant restrictions on their respective rights to sell, alienate or otherwise dispose of the shares of Common Stock acquired by them from the affiliates of Mr. Gordon and Mr. Epstein, respectively, as well as to rights on the part of such affiliates to purchase those shares under certain circumstances. Generally, each of Mr. O'Hara and Mr. Ferry may not sell, alienate or otherwise dispose of their shares of Common Stock prior to September 2, 2001, without the consent of the affiliates of Mr. Gordon and Mr. Epstein, subject to certain exceptions including a Change in Control, termination of employment by the Company other than for cause, a sale of the Company and death. Such shares owned by Mr. O'Hara and Mr. Ferry are subject to repurchase rights of the affiliates of Mr. Gordon and Mr. Epstein, respectively, at the acquisition price if the respective individual's employment with the Company terminates prior to September 2, 2001, as a result of termination by the Company of his employment for cause or his resignation from employment with the Company other than after a Change in Control. All of the repurchase rights terminate upon the occurrence of a Change in Control, termination by the Company of the respective individual's employment other than for cause or a sale of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Commission and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent shareholders are required by the Exchange Act to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on a review of the copies of such forms furnished to the Company and written representations that no Forms 5 were required, the Company believes that, during 1998, its directors, executive officers and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.

STOCK PRICE PERFORMANCE GRAPH

  The following graph compares the cumulative total shareholder returns on the Company's Common Stock for the period covering July 17, 1996 (the first day of trading subsequent to the Company's Initial Public Offering) through December 31, 1998, on a quarterly basis, with the cumulative total return of The Nasdaq Stock Market U.S. (the "Nasdaq Market") Index and a group of peer companies in the telecommunications industry (the "Peer Group") for the same period.

           COMPARISON OF TWENTY NINE-MONTH CUMULATIVE TOTAL RETURN(1)
AMONG THE COMPANY (2), THE NASDAQ STOCK MARKET (U.S.) INDEX AND A PEER GROUP(3)

   The following table presents, in tabular form, the data set forth in the performance graph to be included in the Proxy Statement:

                                      PRECISION          NASDAQ
                                       RESPONSE          STOCK          PEER
                                     CORPORATION         MARKET         GROUP
                                    ---------------     ----------    ----------
            07/17/96                    $ 100           $ 100         $ 100
            09/96                         266             113           149
            12/96                         242             119           107
            03/97                         163             112            79
            06/97                         114             133            90
            09/97                          53             155            65
            12/97                          70             145            53
            03/98                          63             170            65
            06/98                          55             175            48
            09/98                          41             158            38
            12/98                          53             205            44

----------

(1) Assumes the investment of $100 on July 17, 1996 and reinvestment of dividends (no dividends were declared on the Company's Common Stock during the period).

(2) The Company completed the Initial Public Offering, declared effective on July 16, 1996, at an exercise price of $14.50 per share. Prior to the Initial Public Offering, the Company's Common Stock was not listed or quoted on any organized market system.

(3) The peer group companies are: APAC Teleservices, ICT Group, National TechTeam, RMH Teleservices, SITEL, SYKES Enterprises, TeleSpectrum Worldwide, TeleTech Holdings and West TeleServices. As some of the members of the peer group may have completed their initial public offerings subsequent to that of the Company, they are included in the above graph beginning with the month in which their respective company's common stock was first listed on an organized market system, or in the case of this particular group, The Nasdaq National Market.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

  The election of seven directors of the Company is proposed, each to hold office until the Annual Meeting of Shareholders next succeeding his election and until his respective successor is elected and qualified or as otherwise provided in the Bylaws of the Company. Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees named below who have been designated by the Board. If any such nominee is unable or unwilling to serve as a nominee for the office of director at the time of the Annual Meeting, the proxies may be voted either (i) for a substitute nominee who shall be designated by the proxy holders or by the present Board to fill such vacancy or (ii) for the balance of the nominees, leaving a vacancy. Alternatively, the size of the Board may be reduced accordingly. The Board has no reason to believe that any such nominees will be unwilling or unable to serve if elected as a director.

1999 NOMINEES

  Set forth below is a list of the nominees for directors of the Company. The terms of the directors expire annually upon the holding of the Annual Meeting.

            NAME                                       DIRECTOR SINCE
            ------------                             -------------------
            Mark J. Gordon                           1984
            David L. Epstein                         April 1996
            Richard D. Mondre                        May 1996
            Bernard J. Kosar, Jr.                    October 1996
            Christian Mustad                         October 1996
            Neil A. Natkow                           October 1996
            Richard N. Krinzman                      February 1997

  For biographical and other information regarding such nominees, including the principal occupation of those individuals for at least the past five years, see "Directors and Executive Officers."

  The nominees for directors who receive a plurality of the votes cast by the holders of the shares of Common Stock represented in person or by proxy at the Annual Meeting will be elected.

  THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

                                   PROPOSAL 2

                          APPROVAL OF AMENDMENT TO THE
                         PRECISION RESPONSE CORPORATION
                 AMENDED AND RESTATED 1996 INCENTIVE STOCK PLAN

                                 SUMMARY OF PLAN

PURPOSE

  The Board submits to the shareholders for their approval an amendment to the Precision Response Corporation Amended and Restated 1996 Incentive Stock Plan, as amended (the "Employee Stock Plan"), to increase the number of shares reserved for issuance under the Employee Stock Plan from 4,000,000 shares of Common Stock to 4,750,000 shares of Common Stock. The material provisions of the Employee Stock Plan are summarized below. The purpose of the Employee Stock Plan is to provide incentives which will attract and retain highly competent persons as officers and key employees of the Company, as well as independent contractors providing consulting or advisory services to the Company ("nonemployee consultants"). It is intended to enable such key employees (including officers) and nonemployee consultants of the Company or any subsidiary to own stock in the Company or to receive monetary payments based on the value of such stock, and to take advantage of the tax benefits allowed by the Code to employer stock plans.

NUMBER OF SHARES

  The Company currently has reserved 4,000,000 shares of Common Stock for issuance under the Employee Stock Plan, subject to further antidilution adjustments. The proposed amendment to the Employee Stock Plan would increase the number of shares reserved for issuance under the Employee Stock Plan to 4,750,000 shares of Common Stock, subject to further antidilution adjustments.

ADMINISTRATION

  The Compensation Committee of the Board administers the Employee Stock Plan. The Compensation Committee, which serves at the discretion of the Board, is currently comprised of two nonemployee directors of the Company. From time to time the Board may increase the size of the Compensation Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefor, and fill vacancies however caused; provided, however, that at no time shall a Compensation Committee of less than two nonemployee members of the Board administer the Employee Stock Plan. The members of the Compensation Committee are chosen by the Board so that grants made under the Employee Stock Plan to officers (who may also be directors) of the Company ("Section 16 Insiders") who are subject to liability under Section 16 of the Exchange Act, and other transactions by such persons, qualify for the maximum exemption from Section 16 liability provided by Rule 16b-3 under the Exchange Act. The Compensation Committee has final authority to interpret any provision of the Employee Stock Plan, any grant made under the Employee Stock Plan or any provision of any agreement evidencing such grant. The Compensation Committee is authorized, subject to the provisions of the Employee Stock Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Employee Stock Plan and to make such determinations and interpretations and to take such action in connection with the Employee Stock Plan and any Awards (as hereinafter defined) granted as it deems necessary or advisable.

ELIGIBILITY

  Key employees (including officers), prospective key employees (conditioned upon and effective not earlier than their becoming an employee) and nonemployee consultants of the Company or any subsidiary of the Company are eligible to participate in the Employee Stock Plan. Only key employees of the Company or any subsidiary are eligible to receive incentive stock options ("ISOs"). In determining key employees to whom Awards (as defined below) will be granted, the Compensation Committee takes into consideration the key employee's present and potential contribution to the success and growth of the Company's business and other such factors as the Compensation Committee may deem proper or relevant in its discretion including whether such person performs important job functions or makes important decisions for the Company, as well as the judgment, initiative, leadership and continued efforts of eligible participants. As of the Record Date, the Compensation Committee has not adopted formal eligibility limitation criteria. Therefore, quantification of the current number of employees and nonemployee consultants that would technically be eligible for participation is not currently readily determinable. As of the Record Date, approximately 198 employees and one nonemployee consultant held outstanding stock options.

TYPES OF AWARDS

  The Employee Stock Plan permits the Company to grant ISOs, nonqualified stock options ("NSOs"), stock appreciation rights, stock awards, performance shares and performance units (collectively, "Awards"). These Awards are described below.

STOCK OPTIONS

  Stock options consist of awards from the Company, in the form of agreements, which enable the holder (an "optionee") to purchase a specific number of shares of Common Stock, at set terms and at a fixed purchase price. ISOs are options that qualify for preferred tax treatment under Section 422 of the Code. NSOs are options that do not qualify as ISOs. Options designated as ISOs that fail to continue to meet the requirements of Section 422 of the Code shall be redesignated as NSOs for Federal income tax purposes automatically without further action by the Compensation Committee on the date of such failure to continue to meet the requirements of Section 422 of the Code.

  TERM OF OPTIONS. The Compensation Committee determines the term of each option and the time or times, and conditions (such as a change in control) under which, each option vests and may be exercised. However, the term of an ISO may not exceed ten years from the date of grant and the term of an NSO may not exceed fifteen years from the date of grant.

  EXERCISE PRICE. The Compensation Committee also determines the option exercise price. However, the exercise price of an ISO may not be less than the fair market value of Common Stock on the date of grant. Under certain circumstances (relating to ownership of more than 10% of the total combined voting power of all classes of stock of the Company), the exercise price of an ISO may not be less than 110% of the fair market value on the date of grant and the term of such ISO may not exceed five years from the date of grant. The exercise price for an NSO may not be less than 85% of the fair market value on the date of grant, except for a maximum of 50,000 shares of Common Stock which may be granted at an exercise price as low as $0.01 per share. For purposes of the Employee Stock Plan and any Awards thereunder, "fair market value" of Common Stock is the mean between the highest and lowest sale prices for the Company's Common Stock as reported on The Nasdaq National Market (or such other consolidated transaction reporting system on which such Common Stock is primarily traded) on the date immediately preceding the date of grant (or on the next preceding trading date if Common Stock was not traded on the date immediately preceding the date of grant), provided, however, that, if the Company's Common Stock is not at any time readily tradable on a national securities exchange or other market system, "fair market value" shall mean the amount determined in good faith by the Compensation Committee as the fair market value of the Common Stock.

  LIMITATION ON EXERCISE OF ISOS. The aggregate fair market value (determined as of the time the option is granted) of the Common Stock with respect to which ISOs are exercisable for the first time by a participant during any calendar year (under all option plans of the Company) shall not exceed $100,000 and, to the extent in excess of such $100,000, such excess options shall be treated as NSOs.

  TERMINATION OF EMPLOYMENT OR CONSULTING RELATIONSHIP. If an optionee terminates his or her employment or consulting relationship for any reason, his or her option may be exercised to the extent it had vested and was exercisable at the date of such termination for a period of time determined by the Compensation Committee at the time the option is granted. Pursuant to the terms of the existing option agreements entered into at the time of the granting of an option, in the case of a termination other than for disability, death or breach of an employment contract by the optionee, the period for exercise as to vested options following termination generally does not exceed three months. In the case of termination for disability, the period for exercise as to vested options is generally 12 months. In the case of termination for death, the exercise period for vested options is generally for 18 months following the issuance of letters testamentary or letters of administration to the personal representative, executor or administrator of the deceased optionee, if the death occurs either during the employment or during the three month period following termination (other than a termination for breach of an employment agreement or if the optionee was terminated for cause), but in no event later than two years after the optionee's death. In the case of termination for breach by the optionee of an employment agreement with the Company or if the optionee was terminated for cause, the exercise period ends on the date of termination. In no event may an option be exercised after the expiration of the original term of the option.

  In the event of the death of an optionee while an option remains exercisable, such option, to the extent vested, is exercisable during such period after his or her death as the Compensation Committee shall have determined (but not beyond the stated duration of the option), and then only by the executor or administrator of the estate of the deceased or the person or persons to whom the deceased optionee's rights passes by will or the laws of descent and distribution.

  MANNER OF EXERCISE. Options are exercisable only by delivery of a written notice in a form prescribed by the Compensation Committee. The Compensation Committee may specify in the agreement evidencing the grant of an option a minimum number of shares that may be purchased upon any exercise of the option. Subsequent to the grant of any options which are not immediately exercisable in full, the Compensation Committee, at any time before complete termination of such options, may accelerate the time or times at which such options may be exercised in whole or in part.

  PAYMENT OF EXERCISE PRICE. The Compensation Committee determines how an optionee may pay the exercise price of an option. The Employee Stock Plan specifically states that a check is an acceptable form of consideration and that, subject to the discretion of the Compensation Committee and as provided in the agreement evidencing the grant, payment may also be made by delivery of shares of Common Stock of the Company, if such payment does not result in a charge to earnings of the Company for financial accounting purposes, or by a combination of check and shares, or by delivery to the Company of a properly executed exercise notice together with a copy of irrevocable instructions to a broker to deliver to the Company the appropriate amount of proceeds from the sale of or loan against the shares exercised (often referred to as a "cashless exercise"). Subject to certain restrictions and the discretion of the Compensation Committee, an optionee who incurs a tax liability upon the exercise of an option may satisfy any withholding obligation by electing to have the Company retain a sufficient number of shares to cover the withholding obligation.

  STATUS OF OPTIONEE. The recipient of an option shall not be deemed for any purpose to be a shareholder of the Company with respect to any of the Common Stock subject thereto except to the extent that the option shall have been exercised and, in addition, a certificate shall have been issued and delivered to the participant.

STOCK APPRECIATION RIGHTS

  A stock appreciation right (an "SAR") is a right to participate in the appreciation of the fair market value of the shares of Common Stock subject to the right. SARs may be granted to the holders of stock options or may be granted independently of and without relation to stock options. An SAR granted in conjunction with a stock option will entitle the holder to elect, in lieu of exercising the stock option, to receive the appreciation in the fair market value of the shares subject to the option up to the date the right is exercised. Such appreciation shall be measured from not less than the option price. In the case of an SAR issued independently of any stock option, such appreciation shall be measured from not less than 85% of the fair market value of the Common Stock on the day the right is granted. Payment of such appreciation shall be made in cash or in shares of Common Stock, or a combination thereof, as determined by the Compensation Committee and as set forth in the Award, but no SAR shall entitle the holder to receive, upon exercise thereof, more than the number of shares of Common Stock (or cash equivalent) with respect to which the right is granted. An SAR relating to an NSO may be made as part of the NSO at the time of its grant or at any time thereafter up to six months prior to its expiration. An SAR relating to an ISO may be made a part of such ISO only at the time of its grant. Each SAR will be exercisable at the times and to the extent set forth therein, but no SAR shall be exercisable earlier than six months after the date it was granted or later than the earlier of (i) the term of the related stock option, if any, or (ii) 15 years after it was granted. In the event of the death of a grantee while an SAR remains exercisable, such SAR shall be exercisable during such period after his or her death as the Compensation Committee shall have determined (but not beyond the stated duration of the right), and then only by the executor or administrator of the estate of the deceased or the person or persons to whom the deceased grantee's rights shall pass by will or the laws of descent and distribution.

STOCK AWARDS

  A stock award (a "Stock Award") is a grant of shares of Common Stock to the grantee without payment for such shares or payment at less than fair market value of the shares as additional compensation for services rendered to the Company. Stock Awards are subject to such terms and conditions as the Compensation Committee determines, including, without limitation, restrictions on the sale or other disposition of such shares and rights of the Company to reacquire such shares for no consideration upon termination of the grantee's employment or consulting relationship within specified periods. The grantee of a Stock Award shall have, with respect to the shares subject to such Stock Award, all the rights of a holder of shares of the Company's Common Stock, including the right to receive dividends and to vote the shares.

PERFORMANCE SHARES

  Performance shares ("Performance Shares") entitle the grantee to receive shares of Common Stock or cash of an equivalent value at the end of a specified Performance Period (defined below). A "Performance Period" relates to the period during which the receipt of the shares of Common Stock will be deferred. Performance Shares may be awarded either alone or in addition to other Awards under the Employee Stock Plan. The Compensation Committee will determine the number of Performance Shares to be awarded to any grantee, the duration of the Performance Period and the conditions under which receipt of the shares of Common Stock will be deferred, and the other terms and conditions of the grant. The Compensation Committee may condition the grant of Performance Shares upon the attainment of certain specified performance goals or other factors or criteria as the Compensation Committee shall determine. Unless otherwise determined by the Compensation Committee at the time of the award of a Performance Share, any dividends payable during the Performance Period with respect to the shares covered by a Performance Share award will not be paid to the grantee. Subject to the provisions of the Performance Share award and the Employee Stock Plan, at the expiration of the Performance Period, shares of Common Stock and/or cash of an equivalent value shall be delivered to the grantee, or his or her legal representative, in a number equal to the vested shares covered by the Performance Share award. If the grantee's employment or consulting arrangement with the Company terminates during the Performance Period, the Performance Shares in question will vest or be forfeited in accordance with the terms and conditions established by the Compensation Committee.

PERFORMANCE UNITS

  Performance units ("Performance Units") consist of the right to receive a fixed dollar amount, payable in cash or shares of Common Stock or a combination of both. Performance Units may be awarded either alone or in addition to other Awards under the Employee Stock Plan. The Compensation Committee will determine the time or times at which Performance Units shall be awarded, the duration of the period (the "Performance Cycle") during which, and the conditions under which, a grantee's right to Performance Units will be vested, and the other terms and conditions of the award of Performance Units. The Compensation Committee may condition the vesting of Performance Units upon the attainment of certain specified goals or such other factors or criteria as the Compensation Committee shall determine. At the expiration of the Performance Cycle, the Compensation Committee shall determine the extent to which the performance goals have been achieved, and the percentage of the Performance Units that have vested. Subject to the applicable provisions of the Performance Unit grant and the Employee Stock Plan, at the expiration of the Performance Cycle, cash and/or shares of Common Stock of an equivalent cash value shall be delivered to the grantee, or his or her legal representative, in payment of the vested Performance Units covered by the Performance Unit award. Upon termination of the grantee's employment or consulting arrangement with the Company during the Performance Cycle for a given Performance Unit award, the Performance Units in question will vest or be forfeited in accordance with the terms and conditions established by the Compensation Committee.

TERMS APPLICABLE TO ALL AWARDS

  NON-TRANSFERABILITY OF AWARDS. Awards granted under the Employee Stock Plan are non-transferable by the participant, other than as required by law (including a qualified domestic relations order as defined by the Code or Title I of the Employment Retirement Income Security Act, or the rules thereunder), by will or the laws of descent and distribution or, if the Award expressly so provides, to the participant's immediate family (which for purposes of the Employee Stock Plan is limited to the participant's children, grandchildren and spouse), or to one or more trusts for the benefit of such immediate family members or partnerships in which such immediate family members and/or trusts are the only partners. Except with respect to a qualified domestic relations order, Awards may be exercised during the lifetime of the participant only by the participant. In the event of the death of a participant while the participant is rendering services to the Company, each Award theretofore granted to him or her shall be exercisable during such period after his or her death as the Compensation Committee shall in its discretion set forth in such Award at the date of grant (but not beyond the stated duration of the Award) and then only (i) by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the Award passes by will or the laws of descent and distribution, and (ii) to the extent that the deceased participant was entitled to do so at the date of his or her death.

  ADJUSTMENT ON CHANGES IN CAPITALIZATION. If the Company at any time changes the number of issued Common Stock without new consideration to the Company (such as by stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the Common Stock) or makes a distribution of cash or property which has a substantial impact on the value of issued Common Stock, the total number of shares available for Awards under the Employee Stock Plan shall be appropriately adjusted and the number of shares covered by each outstanding Award and the reference price or fair market value for each outstanding Award shall be adjusted so that the net value of such Award shall not be changed.

  EFFECT OF ACQUISITION OF THE COMPANY. In the event any sale of assets, merger, consolidation, combination or other corporate reorganization or restructuring of the Company with or into another corporation which results in the outstanding Common Stock being converted into or exchanged for different securities, cash or other property, each outstanding Award, subject to the other provisions of the Employee Stock Plan and any limitation applicable to a particular Award, may be assumed or substituted by the successor corporation (or a parent or subsidiary or such successor corporation) and the grantee will be entitled to receive, upon exercise of the Award, an equivalent amount of securities, cash or other property received with respect to the Common Stock in such transaction as would have been received upon exercise of the Award immediately prior to such transaction.

  WITHHOLDING. All payments or distributions made pursuant to the Employee Stock Plan shall be net of any amounts required to be withheld pursuant to applicable Federal, state and local tax withholding requirements. If the Company proposes or is required to distribute Common Stock pursuant to the Employee Stock Plan, it may require the recipient to remit to it an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock.

  TERM, AMENDMENT AND TERMINATION. The Employee Stock Plan will expire by its own terms on May 30, 2006. The Board may amend, alter, suspend or discontinue the Employee Stock Plan at any time, but such amendment, alteration, suspension or discontinuation may not adversely affect any outstanding Award without the consent of the holder. To the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or Section 422 of the Code (or any other applicable law or regulation, including the rules of The Nasdaq National Market), the Company must obtain shareholder approval of certain amendments to the Employee Stock Plan in the manner and to the degree required by such laws and regulations. No Award shall be granted after May 30, 2006; provided, however, that the terms and conditions applicable to any Award granted prior to such date may thereafter be amended or modified by mutual agreement between the Company and the participant or such other persons as may then have an interest therein. Also, by mutual agreement between the Company and a participant under the Employee Stock Plan or under any other present or future plan of the Company, Awards may be granted to such participant in substitution and exchange for, and in cancellation of, any Awards previously granted such participant under the Employee Stock Plan, or any other present or future plan of the Company.

  RULE 16B-3. Awards granted to persons subject to Section 16 of the Exchange Act, referred to as "Section 16 Insiders," are subject to any additional applicable restrictions under Rule 16b-3.

REGISTRATION OF UNDERLYING COMMON STOCK

  On January 13, 1997, the Company filed a Registration Statement on Form S-8 with the Commission in order to register the 1,931,684 shares of Common Stock then reserved for issuance under the Employee Stock Plan. To the extent that such Registration Statement is effective under the Securities Act of 1933, as amended (the "Securities Act"), shares of Common Stock issued upon the exercise of outstanding stock options granted under the Employee Stock Plan will be immediately and freely tradable without restriction under the Securities Act, subject to applicable volume limitations, if any, under Rule 144 promulgated under the Securities Act and, in the case of executive officers of the Company,
Section 16 of the Exchange Act. It is currently contemplated that at the appropriate time the Company will file an additional Registration Statement on Form S-8 in order to register the additional shares of Common Stock then reserved for issuance under the Employee Stock Plan (including, without limitation, but subject to the approval of the Company's shareholders of this Proposal 2, the proposed increase of an additional 750,000 shares).

OUTSTANDING AWARDS

  As of the Record Date, options to purchase 3,838,200 shares were outstanding under the Employee Stock Plan, of which options to purchase 2,753,000 shares had been granted to executive officers of the Company. In addition, options to purchase an additional 49,000 shares had been exercised as of the Record Date, of which options to purchase 14,000 and 30,000 shares had been exercised by an existing executive officer and a former executive officer, respectively, of the Company. Except for an option to purchase 21,000 shares (of which only the option to purchase 7,000 shares remains outstanding) granted to Richard N. Ferry, Jr., the Company's Executive Vice President - Business Development, which has an exercise price of $0.01 per share, all options which have been granted under the Employee Stock Plan have had exercise prices equal to the fair market value of the Common Stock on the date of grant of the option. Options granted under the Employee Stock Plan generally vest over a period of years and have a total term of seven years.

  Excluding Mr. Ferry's option to purchase the balance of 7,000 shares at an exercise price of $0.01 per share, the options outstanding as of the Record Date to purchase 3,831,200 shares granted under the Employee Stock Plan have a weighted average exercise price of $7.28 per share.

  As of the Record Date, the Company has not granted any SARs, Stock Awards, Performance Shares or Performance Units under the Employee Stock Plan.

RECENT PRICE OF COMMON STOCK

  On the Record Date, the closing sale price of the Common Stock on The Nasdaq National Market was $4.0625 per share.

FEDERAL INCOME TAX CONSEQUENCES

  The following is a brief summary of the applicable Federal income tax consequences of Awards granted under the Employee Stock Plan based on U.S. Federal income tax laws in effect on the date of this Proxy Statement.

  INCENTIVE STOCK OPTIONS. No taxable income is recognized by a holder of an option (an "optionee") upon the grant or exercise of an ISO. No taxable ordinary income is recognized by the optionee upon the disposition of an ISO by an optionee (except to the extent the ISO affects the determination of the optionee's alternative minimum taxable income under Section 56 of the Code, as discussed in the paragraph below entitled "Alternative Minimum Taxable Income Adjustment"), provided (i) no disposition of any share of Common Stock issued pursuant to the exercise of the ISO is made by the optionee within two (2) years from the date of the grant of the ISO nor within one (1) year after the transfer of such share to him or her (a disposition within either of such periods is hereinafter referred to as a "disqualifying disposition"); and (ii) the optionee was an employee of the Company at all times from the date of the grant of the ISO to the date, generally, three (3) months before the date of such exercise (the optionee is "continuously employed") (that is, the optionee may exercise the ISO within three (3) months following his or her termination of employment without the recognition of taxable income on such exercise).

  If any share of Common Stock is transferred to an optionee pursuant to his or her exercise of an ISO, and if no disqualifying disposition of such share is made by the optionee, and the optionee is continuously employed by the Company, then upon the subsequent disposition of such share by the optionee, (i) any amount realized in excess of the option exercise price is treated as long-term capital gain (subject to various tax rates depending on how long such share is held); (ii) any loss sustained is a long-term capital loss; and (iii) no deduction under Section 162 of the Code (relating to trade or business expenses) ("employer tax deduction") is allowed to the Company for Federal income tax purposes.

  If any share of Common Stock transferred to an optionee pursuant to his or her exercise of an ISO is disposed of by the optionee in a disqualifying disposition, then for the taxable year of such disposition (i) the optionee recognizes ordinary compensation income in an amount equal to the lesser of (a) the excess, if any, of the fair market value of such share at the time of the exercise of the option over the option exercise price and (b) the amount realized on such disposition over the option exercise price; (ii) the basis of such share is then increased by the amount of any income recognized, and any additional gain or loss recognized by the optionee with respect to such share is treated as short-term or long-term capital gain or loss (as the case may be); and (iii) the Company is allowed an employer tax deduction in an amount equal to the optionee's ordinary compensation income described in (i) above.

  NONQUALIFIED STOCK OPTIONS. With respect to NSOs: (i) no income is recognized by the optionee at the time the option is granted; (ii) generally, at exercise, ordinary income is recognized by the optionee in an amount equal to the difference between the option exercise price paid for the shares and the fair market value of the shares on the date of exercise, and the Company is entitled to an employer tax deduction in the same amount; and (iii) upon disposition of the shares, any gain or loss is treated as capital gain or loss. In the case of an optionee who is also an employee at the time of grant, any income recognized upon exercise of an NSO will constitute wages for which Federal income tax withholding will be required.

  STOCK APPRECIATION RIGHTS. With respect to Stock Appreciation Rights, if the grantee elects to receive the appreciation inherent in the Stock Appreciation Right in cash, the cash is ordinary income, taxable to the grantee. If the grantee elects to receive the appreciation in the Company's Common Stock, the stock received will be ordinary income to the grantee to the extent of the difference between its fair market value and the amount, if any, the grantee paid for the stock. The Company is entitled to an employer tax deduction in the same amount of the ordinary income.

  STOCK AWARDS. With respect to Stock Awards, generally, ordinary income is recognized to the grantee on the date of grant in an amount equal to the difference between the fair market value of the Common Stock awarded and the consideration paid by the grantee, if any, for such shares and, the Company is entitled to an employer tax deduction in the same amount.

  PERFORMANCE SHARES AND PERFORMANCE UNITS. With respect to Performance Shares and Performance Units, generally, ordinary income is recognized by the grantee upon receipt by the grantee of shares of Common Stock or cash of an equivalent value or a combination of both upon the expiration of either the Performance Period or the Performance Cycle and the Company is entitled to an employer tax deduction in the same amount.

  ALTERNATIVE MINIMUM TAXABLE INCOME ADJUSTMENT. The exercise by an optionee of an ISO granted under the Employee Stock Plan may subject the optionee to alternative minimum tax ("AMT") under Section 56 of the Code. Under Section 56(b)(3) of the Code, for purposes of computing the amount of the alternative minimum taxable income ("AMTI") of an individual for any taxable year, (i)
Section 83 (relating to NSOs) as opposed to Section 421 (relating to ISOs) of the Code applies to the transfer of a share of Common Stock pursuant to the exercise of an ISO (that is, the ISO is treated as an NSO) and (ii) the optionee must treat the difference, if any, between the fair market value of the ISO and the option exercise price as an adjustment in determining AMTI under Section 56(b)(3) of the Code in the first taxable year in which the optionee's rights in such share are either transferable or are not subject to a substantial risk of forfeiture under Section 83(a) of the Code. An optionee may alter the timing and amount of such an AMTI adjustment, if any, by filing with the Internal Revenue Service an election under Section 83(b) of the Code within thirty (30) days after the date of the exercise of an ISO. Such an AMTI adjustment, if any, is also added to the basis of such share for purposes of determining adjusted gain or loss under the AMT upon disposition of such share. No such AMT adjustment is required if the exercise of an ISO and the subsequent disposition of such share occur within the same taxable year.

                      AMENDMENT TO THE EMPLOYEE STOCK PLAN

PROPOSAL

  Because the Board considers the Employee Stock Plan a very effective means to promote the success and to assist in the further growth and development of the Company, the Board on April 26, 1999 approved an amendment to the Employee Stock Plan, subject to the approval of the Company's shareholders. The Board seeks the approval of the Company's shareholders to increase the number of shares of Common Stock issuable pursuant to the Employee Stock Plan from 4,000,000 shares to 4,750,000 shares.

PURPOSES OF THE AMENDMENT

  The purpose for increasing the number of shares available for issuance under the Employee Stock Plan is to ensure that the Company will continue to be able to grant Awards as incentives to those individuals upon whose efforts and motivation the Company relies for the continued success and development of its business and to attract and retain the best qualified personnel.

REQUIRED VOTE

  The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting which cast a vote on Proposal 2 is necessary for the adoption and approval of the proposed amendment to the Employee Stock Plan.

  THE BOARD RECOMMENDS A VOTE FOR ADOPTION OF THE PROPOSED AMENDMENT TO THE EMPLOYEE STOCK PLAN.

                                   PROPOSAL 3

                    APPROVAL OF THE AMENDMENT AND RESTATEMENT
                   IN ITS ENTIRETY OF THE DIRECTOR STOCK PLAN

PROPOSAL

  In May 1996, the Company established the 1996 Nonemployee Director Stock Option Plan (the "Director Stock Plan") which was approved by the shareholders at such time. The Director Stock Plan provides for annual grants of nonqualified stock options to each member of the Board who is not a salaried officer or employee of the Company or any of its direct or indirect subsidiaries. On April 26, 1999, the Board authorized and approved an amended and restated Director Stock Plan (the Director Stock Plan as amended and restated is sometimes referred to hereinafter as the "Restated Director Stock Plan"), subject to the approval of the shareholders of the Company. The Board seeks the approval of the Company's shareholders for the adoption of the Restated Director Stock Plan in order to continue in effect the Restated Director Stock Plan.

  A description of the Director Stock Plan, as previously in effect and as amended, including the material amendments to the Director Stock Plan incorporated in the Restated Director Stock Plan, is presented below. The descriptions of the Director Stock Plan prior to its amendment and restatement and the Restated Director Stock Plan are qualified in their entirety by reference to the full text of such plans. A copy of the Restated Director Stock Plan is annexed hereto as Exhibit "A". A copy of the Director Stock Plan in the form previously in effect may be obtained without charge upon written request to Richard D. Mondre, the Company's Executive Vice President, General Counsel and Secretary, at the Company's principal executive office, 1505 N.W. 167th Street, Miami, Florida 33169.

                       SUMMARY OF THE DIRECTOR STOCK PLAN

PURPOSE

  The purpose of the Director Stock Plan is to provide incentives which will attract and retain outstanding individuals to serve as members of the Board, thereby strengthening the mutuality of interests between such persons and the Company's shareholders. The amendment and restatement of the Director Stock Plan was made (i) to enable the Board to have the ability and flexibility to structure options in a manner that the Board believes will facilitate and help the Company secure and retain outstanding individuals to serve as members of the Board, (ii) in order to add value to such options and make them a more attractive and effective form of incentive compensation, and (iii) in order to ensure that the Company will continue in the future to be able to grant options as incentives to secure and retain such individuals.

NUMBER OF SHARES

  Prior to the adoption of the Restated Director Stock Plan, the Company had previously reserved 96,584 shares of Common Stock for issuance under the Director Stock Plan, subject to further anti-dilution adjustments. As part of the Restated Director Stock Plan, the number of shares of the Company's Common Stock reserved for issuance under the Director Stock Plan was increased to 300,000 shares, subject to any future anti-dilution adjustments.

ADMINISTRATION

  Although the Board generally administers the Director Stock Plan, the Director Stock Plan and the Restated Director Stock Plan are substantively self-executing except that, under the Restated Director Stock Plan, the Board has been given discretion to determine the number of shares (from 5,000 up to 50,000 shares) included in the option granted to an individual upon his initial election to the Board. See "Stock Options" below.

ELIGIBILITY

  Participation in the Director Stock Plan is limited to members of the Board who are not salaried officers or employees of the Company or any of its direct or indirect subsidiaries (a "Nonemployee Director").

STOCK OPTIONS

  As required by the Code, nonemployee directors of a company are only eligible to receive nonqualified stock options (options that do not meet the requirements of Section 422 of the Code). Stock options consist of grants from the Company, in the form of agreements, which enable the holder to purchase a specific number of shares of Common Stock, at set terms and at a fixed purchase price, which terms and price are hereinafter described. Prior to the adoption of the Restated Director Stock Plan, effective on the date of a Nonemployee Director's initial election to the Board, each Nonemployee Director was automatically awarded a nonqualified stock option to purchase 2,500 shares of Common Stock (the "Initial Option"). Upon each re-election of such Nonemployee Director to the Board at the Company's annual meeting of shareholders, each Nonemployee Director was automatically awarded an additional nonqualified stock option to purchase 2,500 shares of Common Stock (the "Additional Option"); provided, however, that a Nonemployee Director is not granted such Additional Option upon such re-election if such Nonemployee Director was granted an Initial Option in the immediately preceding 12 months period upon his or her initial election to the Board.

  As part of the Restated Director Stock Plan, the Initial Option was increased to 5,000 shares of Common Stock. In addition, the Restated Director Stock Plan authorized the Board, in its sole discretion in furtherance of the purposes of the Restated Director Stock Plan, to grant an Initial Option in excess of 5,000 shares of Common Stock up to and not exceeding 50,000 shares. Further, the Restated Director Stock Plan increased the Additional Option to 5,000 shares of Common Stock except that the Restated Director Stock Plan provides that each existing Nonemployee Director re-elected at this Annual Meeting will be granted an option to purchase 15,000 shares of Common Stock in lieu of the Additional Option of 5,000 shares. The purpose of the exception for this Annual Meeting re-election is to retroactively adjust the aggregate number of options previously awarded to the three existing Nonemployee Directors, who have served as directors of the Company over the last few years, to be more consistent with the increased Initial Option and Additional Option to be hereafter awarded if the Restated Director Stock Plan is approved by the Company's shareholders.

EXERCISE PRICE

  The exercise price for all options granted under the Director Stock Plan and Restated Director Stock Plan is 100% of the Fair Market Value (as hereinafter defined) of Common Stock on the date of the grant. The "Fair Market Value" on a given day is the mean between the highest and lowest sale prices of the shares of Common Stock on the day immediately preceding such date as reported on The Nasdaq National Market (or such other consolidated transaction reporting system on which such shares of Common Stock are primarily traded). If such shares of Common Stock are not traded on such date, then the exercise price is the Fair Market Value on the next preceding day on which the shares are traded.

TERM AND VESTING OF EXERCISE RIGHTS

  All options granted under the Director Stock Plan and the Restated Director Stock Plan are subject to a ten year term. Prior to the adoption of the Restated Director Stock Plan, the right to exercise such options, in whole or in part, from time to time after the date granted, would vest in one-third annual increments on each of the first three anniversary dates from the date of grant. No option granted was exercisable during the first year following the date such option is granted. The Restated Director Stock Plan modified the vesting provisions so that all options granted may be exercised, in whole or in part, from time to time on or after the first anniversary of the date the option was granted.

  Notwithstanding the above vesting schedule, any option granted under the Director Stock Plan becomes fully vested and exercisable upon (i) the death of a Nonemployee Director while serving on the Board or (ii) a Nonemployee Director's "Retirement" (meaning a Nonemployee Director's termination of service as a member of the Board after the age of 70 years or at any time with the consent of the Board). Prior to the adoption of the Restated Director Stock Plan, such death or Retirement had to occur on or after the first anniversary of the date such option was granted. The Restated Director Stock Plan eliminated the requirement that such death or Retirement occur on or after the first anniversary of the date such option is granted and further authorized the addition of permanent disability (inability, due to mental, emotional or physical injury or illness, to perform the essential functions of a Board member) of a Nonemployee Director or any change in control (as defined) of the Company as events the occurrence of which cause options granted to a Nonemployee Director to become fully vested and exercisable before the first anniversary of the date the option is granted.

  If a Nonemployee Director's service is terminated for any reason, his or her option may be exercised to the extent it has vested and is exercisable at the date of such termination for a period of time pursuant to the terms of the Director Stock Plan. In the case of a termination other than for death or Retirement of a Nonemployee Director, the period for exercise as to vested options following termination is 90 days under the Director Stock Plan. In the case of Retirement, the period for exercise as to vested options is 180 days. In the case of death, the period for exercise as to vested options is 12 months. In addition, the Restated Director Stock Plan added that, in the case of termination of any Nonemployee Director's service as a member of the Board by reason of permanent disability, the period for exercise as to vested options is 180 days. However, in no event may an option be exercised more than ten years after the date the option is granted.

MANNER OF EXERCISE AND PAYMENT OF EXERCISE PRICE

  Options granted under the Director Stock Plan and Restated Director Stock Plan are exercised by a Nonemployee Director (or upon his or her death by his or her personal representative, executor or administrator or upon incapacity by his guardian), as to all or part of the Common Stock covered by the options which have vested by giving written notice of exercise to the Secretary of the Company. Payment in full of such purchase price is to be made (a) by check payable to the Company for the purchase price of the shares to be purchased or
(b) by tendering to the Company previously acquired shares of Common Stock, held for at least 6 months, having a Fair Market Value (determined as of the date such options are exercised) equal to the entire purchase price of the shares to be purchased or (c) by a combination of both methods. No shares of Common Stock may be issued until full payment therefore has been received by the Company and no Nonemployee Director has any of the rights of a shareholder of the Company until the certificates for such shares of Common Stock are issued to the Nonemployee Director following the exercise of his or her options.

NONTRANSFERABILITY

  Any options granted under the Director Stock Plan and Restated Director Stock Plan are nontransferable by the Nonemployee Director, other than as required by law or by will or the laws of decent and distribution, or to an immediate family member (a spouse or lineal descendent) or a trust or family partnership or other entity for the benefit of such persons (collectively "Permitted Transferees"). Options may be exercised during the lifetime of the Nonemployee Director only by the Nonemployee Director or the Nonemployee Director's guardian or legal representative, unless transferred to a Permitted Transferee, in which case such options can be exercised by the Permitted Transferee. In the event of the death of a Nonemployee Director, options theretofore granted to him or her are exercisable during the 12 month period after his or her death (but not beyond the ten-year term of the grant) and then only (i) by the executor or administrator of the estate of the deceased Nonemployee Director or the person or persons to whom the deceased Nonemployee Director's rights under the option pass by will or the laws of descent and distribution or, if previously transferred to a Permitted Transferee, by the Permitted Transferee, and (ii) to the extent that the deceased Nonemployee Director (or Permitted Transferee) was entitled to do so at the date of the Nonemployee Director's death.

ADJUSTMENT ON CHANGES IN CAPITALIZATION

  If the Company at any time changes the number of issued shares of Common Stock without new consideration to the Company (such as by stock dividend or stock split), the total number of shares available for stock option grants under the Restated Director Stock Plan will be appropriately adjusted and the number of shares covered by and the exercise price for each outstanding option shall be adjusted so that the aggregate consideration payable to the Company and the value of such option shall not be changed. If, during the term of any option granted, the Common Stock shall be changed into another kind of stock, securities, cash or other property as a result of reorganization, sale, merger, consolidation, or other similar transaction, adequate provision will be made whereby the Nonemployee Directors shall thereafter be entitled to receive, upon the due exercise of any outstanding options, the stock, securities, cash or other property the Nonemployee Directors would have been entitled to receive immediately prior to the effective date of any such transaction for Common Stock which could have been acquired through the exercise of such options.

AMENDMENT AND DISCONTINUATION OF THE DIRECTOR STOCK PLAN

  Under the Restated Director Stock Plan, the Board may amend, suspend or discontinue the Restated Director Stock Plan at any time, but no such action may adversely affect any outstanding option, provided, however, that any such amendment shall be adopted subject to and conditioned upon obtaining the approval of the Company's shareholders if the amendment without such subsequent approval of the Company's shareholders (a) would result in the Restated Director Stock Plan losing its status as a protected plan under Rule 16b-3 (as then in effect) of the Exchange Act or (b) would violate the Exchange Act or any other rules or regulations promulgated thereunder or the rules of The Nasdaq Stock Market, Inc. or any other securities exchange on which the Company's Common Stock is traded. Prior to the adoption of the Restated Director Stock Plan, the Director Stock Plan could not be amended more frequently than once every 6 months and no amendment could be adopted which would result in any Nonemployee Director losing his or her status as a "disinterested" administrator within the meaning of Rule 16b-3 (as then in effect) under the Exchange Act. As part of the Restated Director Stock Plan, such restrictions were removed consistent with Rule 16b-3 of the Exchange Act as currently in effect. The Director Stock Plan is effective indefinitely until discontinued by action of the Board.

REGISTRATION OF UNDERLYING COMMON STOCK

  On January 13, 1997, the Company filed a registration statement on Form S-8 (the "Registration Statement") with the Commission in order to register the 96,584 shares of Common Stock then reserved for issuance under the Director Stock Plan. To the extent that the Registration Statement remains effective under the Securities Act, shares of Common Stock issued upon the exercise of outstanding stock options will be immediately and freely tradable without restriction under the Securities Act, subject to applicable volume limitations, if any, under Rule 144 of the Securities Act and Section 16 of the Exchange Act. Subject to the shareholders approval of the Restated Director Stock Plan, it is currently contemplated that at the appropriate time the Company will file an additional registration statement on Form S-8 in order to register additional shares of Common Stock which would be reserved for issuance under the Restated Director Stock Plan.

OUTSTANDING OPTIONS

  As of the Record Date, options to purchase 20,000 shares had been granted to Nonemployee Directors of the Company at a weighted average exercise price of approximately $22.62 per share, all of which remained outstanding and approximately 6,667 shares of which had vested and were exercisable. The amendment and restatement of the Director Stock Plan does not effect or change in any manner the terms of the outstanding options to purchase 20,000 shares of Common Stock which were granted under the Director Stock Plan prior to the adoption of the Restated Director Stock Plan.

RECENT PRICE OF COMMON STOCK

  On the Record Date, the closing sale price of the Common Stock on The Nasdaq National Market was $4.0625 per share.

FEDERAL INCOME TAX CONSEQUENCES

  The following is a brief summary of the applicable Federal income tax consequences of options granted under the Director Stock Plan based on U.S. Federal income tax laws in effect on the date of this Proxy Statement.

  With respect to nonqualified stock options: (i) no income is recognized by the optionee at the time the option is granted; (ii) generally, at exercise, ordinary income is recognized by the optionee in an amount equal to the difference between the option exercise price paid for the shares and the fair market value of the shares on the date of the exercise, and the Company is entitled to an employer tax deduction in the same amount; and (iii) upon disposition of the shares, any gain or loss is treated as capital gain or loss.

REQUIRED VOTE

  The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting which cast a vote on Proposal 3 is necessary for the approval of the Restated Director Stock Plan.

  THE BOARD RECOMMENDS A VOTE FOR ADOPTION OF THE RESTATED DIRECTOR STOCK PLAN.

                         INDEPENDENT PUBLIC ACCOUNTANTS

  The accounting firm of PricewaterhouseCoopers L.L.P. ("PwC") acted as the Company's independent public accountants for the Company's fiscal year ended December 31, 1998. This firm has acted as the independent public accountants for the Company since December 27, 1995. It is anticipated that the Audit Committee of the Board will recommend to the Board for its approval the selection of PwC to serve as the Company's independent public accountants for the fiscal year ending December 31, 1999, after the Audit Committee has undertaken the appropriate review, including reviewing the terms of engagement of PwC for 1999. Such independent public accountants, if selected by the Board, will continue to serve at the pleasure of the Board. The selection of independent public accountants is not being submitted to shareholders for approval because there is no legal requirement to do so. A representative of PwC is expected to be present at the Annual Meeting in order to have the opportunity to make a statement, if such representative desires to do so, and to be available to respond to appropriate questions relating to the examination by PwC of the Company's 1998 financial statements.

                  SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

  Any shareholder of the Company who wishes to present a proposal to be considered at the 2000 Annual Meeting of Shareholders and who wishes to have such proposal receive consideration for inclusion in the Company's proxy statement for such meeting must deliver such proposal to the Secretary of the Company, at the principal executive offices of the Company, 1505 N.W. 167th Street, Miami, Florida 33169, no later than December 30, 1999. Any such shareholder proposal must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act.

  The persons named as proxies for the 2000 Annual Meeting of Shareholders will generally have discretionary authority to vote on any matter presented by a shareholder for action at that meeting. Generally, in the event that the Company receives notice of any shareholder proposal no later than the close of business on the sixtieth (60th) day, nor earlier than the close of business on the ninetieth (90th) day, prior to the first anniversary of the date of the Annual Meeting for 1999, then, so long as the Company includes in its proxy statement for the 2000 Annual Meeting of Shareholders advice on the nature of the matter and how the named proxies intend to vote the shares for which they have received discretionary authority, such proxies may exercise discretionary authority with respect to such matter, subject to, and except to the extent limited by, the rules of the Commission governing shareholder proposals.

                                  OTHER MATTERS

FINANCIAL STATEMENTS

  A copy of the Company's Annual Report to Shareholders for the year ended December 31, 1998 is being provided to shareholders with this Proxy Statement. THE COMPANY WILL FURNISH TO EACH PERSON SOLICITED HEREUNDER, WITHOUT CHARGE, COPIES OF ITS ANNUAL REPORT ON FORM 10-K (INCLUDING EXHIBITS) FOR THE COMPANY'S FISCAL YEAR ENDED DECEMBER 31, 1998, AS FILED WITH THE COMMISSION, UPON RECEIPT OF A WRITTEN REQUEST TO MR. PAUL O'HARA, EXECUTIVE VICE PRESIDENT - FINANCE AND CHIEF FINANCIAL OFFICER, AT THE ADDRESS OF THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES STATED ABOVE.

OTHER

  As of the date of this Proxy Statement, there are no other matters which the Board intends to present or has reason to believe others will present at the Annual Meeting. If any other matters properly come before the Annual Meeting or any postponement or adjournment thereof, it is intended that the holders of the Proxies will act in respect thereof in accordance with their best judgment.


                                      By Order of the Board of Directors



                                      /s/ Richard D. Mondre
                                      ------------------------------------------
                                      Richard D. Mondre
                                      EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL
                                      AND SECRETARY

Miami, Florida
April 30, 1999

                                                                    EXHIBIT "A"


                         PRECISION RESPONSE CORPORATION

                              AMENDED AND RESTATED
                   1996 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

         1. PURPOSE. PRECISION RESPONSE CORPORATION, a Florida corporation (the "Company"), hereby adopts the Amended and Restated 1996 Nonemployee Director Stock Option Plan ("Plan"). The purpose of the Plan is to attract and retain outstanding individuals to serve as members of the Board of Directors of the Company by providing such persons opportunities to acquire common stock, $.01 par value, of the Company ("Common Shares"), thereby strengthening the mutuality of interest between such persons and the Company's shareholders.

         2. SHARES RESERVED UNDER THE PLAN. There is hereby reserved for issuance under the Plan an aggregate of Three Hundred Thousand (300,000) Common Shares, which may be authorized but unissued shares. Upon the lapse, expiration, termination or cancellation of any option granted under this Plan, all unissued shares subject to or reserved for such option may again be used for options thereafter granted under this Plan.

         3. PARTICIPATION. Participation in this Plan is limited to members of the Board of Directors who are not salaried officers or employees of the Company or any of its direct or indirect subsidiaries (hereinafter sometimes referred to in this Plan as a "Nonemployee Director" or "Participant").

         4. OPTIONS TO BE GRANTED UNDER THE PLAN. Effective on the date of a Nonemployee Director's initial election to the Board of Directors, each Nonemployee Director shall automatically be awarded nonqualified stock options to purchase at least Five Thousand (5,000) Common Shares, not to exceed a maximum of Fifty Thousand (50,000) Common Shares (the "Initial Option"). The actual number of stock options comprising the Initial Option awarded to each Nonemployee Director shall be determined by the Board of Directors as it shall deem necessary or advisable and in the best interests of the Company in order to attract and obtain outstanding and highly qualified candidates to serve on the Company's Board of Directors. Upon each re-election of such Nonemployee Director to the Board of Directors at the Company's annual meeting of shareholders (an "Annual Meeting"), each Nonemployee Director shall automatically be awarded an additional nonqualified stock option (the "Additional Option") to purchase Five Thousand (5,000) Common Shares; provided, however, that (i) a Nonemployee Director shall not be granted such Additional Option upon such re-election if such Nonemployee Director was granted an Initial Option in the immediately preceding twelve (12) month period upon his or her initial election to the Board of Directors in accordance with the provisions of this Section 4, and (ii) upon the re-election of each existing Nonemployee Director to the Board of Directors at the Annual Meeting to be held in 1999 (the "1999 Annual Meeting"), each such re-elected Nonemployee Director shall automatically be awarded a nonqualified stock option to purchase Fifteen Thousand (15,000) Common Shares (the "1999 Re-election Option") in lieu of the Additional Option for Five Thousand (5,000) Common Shares. The 1999 Re-election Option shall be awarded solely with respect to the 1999 Annual Meeting. Thereafter, any subsequent re-election of any Non-Employee Director shall be accompanied by the award of the Additional Option. The Company is authorized to provide the Participant with a stock option agreement consistent with the terms of this Plan.

         5. OPTION EXERCISE PRICE. Each option granted under this Plan shall be exercisable at an option price equal to one hundred (100%) percent of the Fair Market Value (as defined in Section 10 hereof) of the Common Shares on the date of the grant of such option hereunder.

         6. LIMITATIONS ON EXERCISE. Any option granted under this Plan may be exercised (in accordance with the provisions of Section 7 hereof) in whole or in part, from time to time after the date granted, subject to the following limitations:

                  (a) No option granted hereunder may be exercised during the first year following the date such option is granted. On or after the first anniversary of the date the option is granted, each option may be exercised to the maximum cumulative extent of one hundred (100%) percent of the total number of Common Shares covered by the option.

                  (b) Notwithstanding the limitations of Section 6(a) above, any option granted under this Plan shall become fully exercisable upon:

                           (i) the death or Permanent Disability (as hereinafter
defined) of a Nonemployee Director while serving on the Board of Directors or upon the Retirement (as hereinafter defined) of a Nonemployee Director if such death, Permanent Disability or Retirement shall occur on or after the date such option is issued. For purposes of this Section 6, a Nonemployee Director shall be deemed to have a "Permanent Disability" if, in the reasonable judgment of the Board of Directors, the Nonemployee Director is unable, due to mental, emotional or physical injury or illness, to perform the essential functions of his or her position as a member of the Board of Directors. For purposes of this Section 6, the term "Retirement" shall mean and refer to a Nonemployee Director's termination of service as a member of the Board of Directors after the age of seventy (70) years or at any other time with the consent of the Board of Directors; or

                           (ii) Any Change in Control (as hereinafter defined)
of the Company if such Change in Control occurs on or after the date such option is issued. A "Change in Control" shall be deemed to have occurred upon the happening of any of the following events: (A) the acquisition in one or more transactions by any "person" (as the term "person" is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of "beneficial ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty-five (25%) percent or more of the combined voting power of the Company's then outstanding voting securities (the "Voting Securities"); provided, however, that for purposes hereof the Voting Securities acquired (by sale, merger, consolidation or in any other manner) from the Company by any person shall be excluded from the determination of such person's beneficial ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding); or (B) the individuals who, as of the date hereof, are members of the Board of Directors of the Company (the "Incumbent Board") shall cease for any reason to constitute more than one-half (1/2) of the members of the Board; provided, however, that, if the election, or nomination for election by the Company's shareholders of any new director is approved by a vote of more than one-half (1/2) of the members of the Incumbent Board, such new director shall, for purposes hereof, be considered as a member of the Incumbent Board; or
(C) approval by the shareholders of the Company of (i) a merger or consolidation involving the Company if the shareholders of the Company immediately before such merger or consolidation do not own, directly or indirectly immediately following such merger or consolidation, more than one-half (1/2) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger or consolidation (unless, however, the event described in subparagraph (B) above does not occur in connection therewith) or (ii) a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company; provided, however, that, notwithstanding the foregoing, (x) a Change in Control shall not be deemed to occur solely because twenty-five (25%) percent or more of the then outstanding Voting Securities is acquired by (1) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries, (2) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the shareholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition or (3) Mark J. Gordon and/or David L. Epstein and/or any member of his respective Immediate Family (as hereinafter defined) or any person or entity directly or indirectly controlled, under common control with or controlled by any, some or all of them, and (y) a Change in Control shall not be deemed to occur solely because any person or entity (the "Subject Person") acquired beneficial ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares beneficially owned by the Subject Person, provided that, if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company and, after such share acquisition by the Company, the Subject Person becomes the beneficial owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities beneficially owned by the Subject Person, then a Change in Control shall occur. For purposes of this
Section 6(b)(ii), the date of the Change in Control (the "Change in Control Date") shall be the later to occur of the closing date or the effective date (as the case may be) of the transaction or event resulting in the Change in Control; provided, however, that, notwithstanding the foregoing, the Change in Control Date solely for the event set forth in item (A) of this Section 6(b)(ii) shall be the date which is fifteen (15) business days after the occurrence of such event.

                  (c) Any option granted under this Plan may not be exercised after the earliest to occur of any of the following events:

                           (i) more than ninety (90) days after termination of any Nonemployee Director's service as a member of the Board of Directors for any reason other than death, Permanent Disability or Retirement (and then only to the extent that the Nonemployee Director could have exercised such option on the date of termination);

                           (ii) more than one hundred eighty (180) days after a Nonemployee Director's Retirement from the Board of Directors;

                           (iii) more than one hundred eighty (180) days after the Permanent Disability of a Nonemployee Director;

                           (iv) more than twelve (12) months after the death of a Nonemployee Director; or

                           (v) more than ten (10) years from the date the option is granted.

         7. METHOD AND TIME OF EXERCISE: DELIVERY OF CERTIFICATES. Any option granted under this Plan shall be deemed to be exercised on the date on which written notice of the exercise of such option is received by the Secretary of the Company at the Company's corporate headquarters. Such notice shall be accompanied by: (i) a check payable to the Company for the purchase price of the shares to be purchased; or (ii) the delivery of Common Shares which shall have been owned by the Participant for at least six (6) months whose Fair Market Value on the date of the exercise of such option equals the purchase price of the shares to be purchased; or (iii) any combination of the foregoing.

         8. NONTRANSFERABILITY. Any option granted under this Plan shall not be transferable other than as required by law or by will or the laws of descent and distribution or to the Participant's Immediate Family (as hereinafter defined) or trusts or family partnerships or other entities for the benefit of such persons (collectively "Permitted Transferees"), and shall be exercisable, during the Participant's lifetime, only by the Participant or the Participant's guardian or legal representative, unless transferred to a Permitted Transferee, in which case such option can be exercised by the Permitted Transferee. If a Nonemployee Director shall die during the option period, any option granted to such Participant may be exercised by his or her estate or the person to whom the option passes by will or the laws of descent and distribution or, if previously transferred to a Permitted Transferee, by the Permitted Transferee, but only in accordance with the provisions of Section 6 above. For purposes of this Section 8 and Section 6(b), the term "Immediate Family" shall mean and refer to Participant's spouse and lineal descendants.

         9. OTHER PROVISIONS; SECURITIES REGISTRATION. The grant of any option under the Plan may also be subject to such other provisions as counsel to the Company shall deem appropriate, including, without limitation, such provisions as may be necessary or appropriate to comply with federal or state securities laws and stock listing requirements.

        10. DEFINITION OF FAIR MARKET VALUE. The term "Fair Market Value", as used in this Plan, shall mean, as of any date, the mean between the highest and lowest sale prices of the Common Shares as reported on The Nasdaq National Market (or such other consolidated transaction reporting system on which such Common Shares are primarily traded) on the date immediately preceding the date of grant or, if such Common Shares are not traded on such day, then the next preceding day on which the shares are traded, all as reported by such source as the Board of Directors may select.

        11. ADJUSTMENT PROVISIONS. If the Company shall at any time change the number of issued Common Shares without new consideration to the Company (such as by stock dividend or stock split), the total number of shares reserved for issuance under this Plan and the number of shares covered by each outstanding option and the exercise price thereunder shall be automatically adjusted so that the aggregate consideration payable to the Company and the value of each option shall not be changed. If, during the term of any option granted under this Plan, the Common Shares shall be changed into another kind of stock, securities, cash or other property whether as a result of reorganization, sale, merger, consolidation, or other similar transaction, the Board of Directors shall cause adequate provision to be made whereby the Participants shall thereafter be entitled to receive, upon the due exercise of any outstanding options, the stock, securities, cash or other property the Participants would have been entitled to receive immediately prior to the effective date of any such transaction for Common Shares which could have been acquired through the exercise of such options.

        12. AMENDMENT OR DISCONTINUATION OF PLAN. The Board of Directors may amend the Plan at any time or suspend or discontinue the Plan at any time, but no such action shall adversely affect any outstanding option; provided, however, that any such amendment shall be adopted subject to and conditioned upon obtaining the approval of the Company's shareholders if the amendment without such subsequent approval of the Company's shareholders (a) would result in this Plan losing its status as a protected plan under Rule 16b-3 (as then in effect) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or (b) would violate the Exchange Act or any other rules or regulations promulgated thereunder or the rules of The Nasdaq Stock Market, Inc. or any other securities exchange on which the Company's Common Shares are traded.

        13. GOVERNING LAW. This Plan and the options granted hereunder shall be governed and construed in accordance with the laws of the State of Florida (regardless of the law that might otherwise govern under applicable State of Florida principles of conflicts of laws).

        14. SHAREHOLDER APPROVAL. The 1996 Nonemployee Director Stock Option Plan was originally adopted by the Board of Directors of the Company and approved by the Company's shareholders on May 31, 1996 and the Plan, as amended and restated herein, was adopted by the Board of Directors of the Company on April 26, 1999, subject to obtaining the approval of the Company's shareholders at the next Annual Meeting.

                                                                      APPENDIX A
PROXY
                         PRECISION RESPONSE CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby constitutes and appoints Mark J. Gordon and David L. Epstein, and each of them, with full power of substitution, as attorneys and proxies to appear and to vote all shares of common stock of Precision Response Corporation (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at Don Shula's Hotel, 6842 Main Street, Miami Lakes, Florida 33014, on Monday, June 21, 1999, at 10:00 a.m. (Eastern time) and at any postponements or adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 30, 1999, and instructs its attorneys and proxies to vote as set forth on this Proxy.

[X] Please mark your votes as in this example.

                             FOR     WITHHELD   NOMINEES:  Mark J. Gordon
1. ELECTION OF DIRECTORS     [ ]       [ ]                 David L. Epstein
   (Proposal 1)                                            Richard D. Mondre
                                                           Bernard J. Kosar, Jr.
  FOR, EXCEPT vote                                         Christian Mustad
  withheld from                                            Neil A. Natkow
  the following                                            Richard N. Krinzman
  nominee(s): _______________________________________


2. APPROVAL OF AMENDMENT TO THE PRECISION RESPONSE CORPORATION AMENDED AND RESTATED 1996 INCENTIVE STOCK PLAN (Proposal 2)

               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

3. APPROVAL OF THE AMENDMENT AND RESTATEMENT IN ITS ENTIRETY OF THE PRECISION RESPONSE CORPORATION 1996 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN (Proposal 3)

               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

                         (To be signed on Reverse Side)

4. In their discretion, to transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

    The shares represented by this Proxy will be voted as specified. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR THE SPECIFIED NOMINEES, THE AMENDMENT TO THE PRECISION RESPONSE CORPORATION AMENDED AND RESTATED 1996 INCENTIVE STOCK PLAN AND THE AMENDMENT AND RESTATEMENT IN ITS ENTIRETY OF THE PRECISION RESPONSE CORPORATION 1996 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN. THIS PROXY CARD MUST BE PROPERLY COMPLETED, SIGNED, DATED AND RETURNED IN ORDER TO HAVE YOUR SHARES VOTED.

                                                 PLEASE NOTE ANY CHANGE OF
                                                 ADDRESS.

                                                 Signature

                                                 Date

                                                 Signature

                                                 Date

                                                 NOTE: Please sign exactly as
                                                 name appears above. Joint owner
                                                 should each sign. When signing
                                                 as an attorney, executor,
                                                 administrator, trustee, etc.,
                                                 indicate title. If the signer
                                                 is a corporation, sign in the
                                                 corporate name by a duly
                                                 authorized officer.

                PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED.